Exhibit 10.14

SENIOR SECURED
SUPER-PRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT

DATED AS OF

June 30, 2020

AMONG
LILIS ENERGY, INC.,
as Borrower,
the Guarantors party hereto,

BMO HARRIS BANK N.A.,
as Administrative Agent, and Issuing Bank

and

the Lenders party hereto

and
BMO CAPITAL MARKETS CORP.
as Sole Arranger

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS
Section 1.01    Terms Defined Above    1
Section 1.02    Certain Defined Terms    1
Section 1.03    Types of Loans and Borrowings    32
Section 1.04    Terms Generally; Rules of Construction    32
Section 1.05    Accounting Terms and Determinations; GAAP    32
Section 1.06    Times of Day    33
Section 1.07    Timing of Payment or Performance    33
Section 1.08    Divisions    33
Section 1.09    Rates    33
ARTICLE II
THE CREDITS
Section 2.01    Commitments    33
Section 2.02    Loans and Borrowings    34
Section 2.03    Requests for Borrowings    35
Section 2.04    Interest Elections    35

Section 2.05    Funding of Borrowings    37
Section 2.06    Termination, Reduction and Increases of Aggregate Commitments    37
Section 2.07    [Reserved]    39
Section 2.08    [Reserved]    39
Section 2.09    Letters of Credit    39
Section 2.10    Defaulting Lenders    44
Section 2.11    Collateral; Guarantee    46
ARTICLE III
PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES
Section 3.01    Repayment of Loans    47
Section 3.02    Interest    47
Section 3.03    Alternate Rate of Interest    48
Section 3.04    Prepayments    49
Section 3.05    Fees    51
ARTICLE IV
PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS
Section 4.01    Payments Generally; Pro Rata Treatment; Sharing of Set-offs    52
Section 4.02    Presumption of Payment by the Borrower    53

2

Section 4.03    Certain Deductions by the Administrative Agent    53
Section 4.04    Disposition of Proceeds    53
ARTICLE V
INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES
Section 5.01    Increased Costs    53
Section 5.02    Break Funding Payments    54
Section 5.03    Taxes    55
Section 5.04    Designation of Different Lending Office    58
Section 5.05    Replacement of Lenders    58
ARTICLE VI
CONDITIONS PRECEDENT
Section 6.01    Interim Facility Effective Date    59
Section 6.02    Final Facility Effective Date    61
Section 6.03    Each Credit Event    61
ARTICLE VII
REPRESENTATIONS AND WARRANTIES
Section 7.01    Organization; Powers    62
Section 7.02    Authority; Enforceability    63
Section 7.03    Approvals; No Conflicts    63

3

Section 7.04    Financial Condition; No Material Adverse Change    63
Section 7.05    Litigation    64
Section 7.06    Environmental Matters    64
Section 7.07    Compliance with the Laws; No Default    65
Section 7.08    Investment Company Act    65
Section 7.09    Taxes    65
Section 7.10    ERISA    65
Section 7.11    Disclosure; No Material Misstatements    66
Section 7.12    Insurance    66
Section 7.13    Restriction on Liens    67
Section 7.14    Group Members    67
Section 7.15    Foreign Operations    67
Section 7.16    Location of Business and Offices    67
Section 7.17    Properties; Title, Etc.    67
Section 7.18    Maintenance of Properties    68
Section 7.19    Gas Imbalances    68

4

Section 7.20    Marketing of Production    69
Section 7.21    [Reserved]    69
Section 7.22    Swap Agreements    69
Section 7.23    Use of Loans and Letters of Credit    69
Section 7.24    [Reserved]    69
Section 7.25    Foreign Corrupt Practices    69
Section 7.26    Anti-Corruption Laws; Sanctions; OFAC    70
Section 7.27    [Reserved]    70
Section 7.28    EEA Financial Institution    70
ARTICLE VIII
AFFIRMATIVE COVENANTS
Section 8.01    Financial Statements; Other Information    70
Section 8.02    Notices of Material Events    73
Section 8.03    Existence; Conduct of Business    74
Section 8.04    Payment of Obligations    74
Section 8.05    Performance of Obligations under Loan Documents    74
Section 8.06    Operation and Maintenance of Properties    74

5

Section 8.07    Insurance    75
Section 8.08    Books and Records; Inspection Rights    75
Section 8.09    Compliance with Laws    76
Section 8.10    Environmental Matters    76
Section 8.11    Further Assurances    77
Section 8.12    [Reserved]    77
Section 8.13    [Reserved]    77
Section 8.14    Additional Collateral; Additional Guarantors    77
Section 8.15    ERISA Compliance    78
Section 8.16    Cash Management    78
Section 8.17    EEA Financial Institution    78
Section 8.18    [Reserved]    78
Section 8.19    [Reserved]    78
Section 8.20    [Reserved]    78
Section 8.21    Operators’ Lien Waiver    78
Section 8.22    Marketing Activities    79

6

Section 8.23    Chapter 11 Milestones    79
Section 8.24    Dataroom    80
Section 8.25    Certificate of Insurance    80
ARTICLE IX
NEGATIVE COVENANTS
Section 9.01    Financial Covenants    80
Section 9.02    Indebtedness    80
Section 9.03    Liens    82
Section 9.04    Restricted Payments; Limitations on Debt Payments, Redemption and Amendments    82
Section 9.05    Investments, Loans and Advances    83
Section 9.06    Nature of Business; No International Operations    84
Section 9.07    Proceeds of Loans    84
Section 9.08    ERISA Compliance    84
Section 9.09    Sale or Discount of Receivables    85
Section 9.10    Mergers, Etc    85
Section 9.11    Sale of Properties    85
Section 9.12    Sales and Leasebacks    86

7

Section 9.13    Environmental Matters    86
Section 9.14    Transactions with Affiliates    86
Section 9.15    Negative Pledge Agreements; Dividend Restrictions    86
Section 9.16    Take-or-Pay or Other Prepayments    87
Section 9.17    Swap Agreements    87
Section 9.18    Amendments to Organizational Documents    88
Section 9.19    Changes in Fiscal Periods    88
Section 9.20    Key Employee Plans    88
Section 9.21    Superpriority Claims    88
Section 9.22    Amendments to Approved Plan of Reorganization and Approved Bidding Procedures    88
ARTICLE X
EVENTS OF DEFAULT; REMEDIES
Section 10.01    Events of Default    88
Section 10.02    Remedies    92
ARTICLE XI
THE ADMINISTRATIVE AGENT
Section 11.01    Appointment; Powers    93
Section 11.02    Duties and Obligations of Administrative Agent    93

8

Section 11.03    Action by Administrative Agent    94
Section 11.04    Reliance by Administrative Agent    94
Section 11.05    Subagents    95
Section 11.06    Resignation of Administrative Agent    95
Section 11.07    Administrative Agent as a Lender    95
Section 11.08    No Reliance    95
Section 11.09    Administrative Agent May File Proofs of Claim    96
Section 11.10    Authority of Administrative Agent to Release Guarantors and Collateral and Liens    96
Section 11.11    Duties of the Arranger    97
Section 11.12    Credit Bidding    97
Section 11.13    [Reserved]    98
Section 11.14    Certain ERISA Matters    98
ARTICLE XII
MISCELLANEOUS
Section 12.01    Notices    99
Section 12.02    Waivers; Amendments    100
Section 12.03    Expenses, Indemnity; Damage Waiver    102

9

Section 12.04    Successors and Assigns    104
Section 12.05    Survival; Revival; Reinstatement    107
Section 12.06    Counterparts; Integration; Effectiveness    108
Section 12.07    Severability    109
Section 12.08    Right of Setoff    109
Section 12.09    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF TRIAL BY JURY    110
Section 12.10    Headings    111
Section 12.11    Confidentiality    111
Section 12.12    Interest Rate Limitation    111
Section 12.13    Collateral Matters; Swap Agreements    112
Section 12.14    No Third Party Beneficiaries    112
Section 12.15    EXCULPATION PROVISIONS    112
Section 12.16    USA Patriot Act Notice    113
Section 12.17    Flood Insurance Provisions    113
Section 12.18    Releases of Guarantors and Collateral    113
Section 12.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    114

10

Section 12.20    [Reserved]    114
Section 12.21    Acknowledgement Regarding Any Supported QFCs    114
ARTICLE XIII
GUARANTEE
Section 13.01    Guarantee of Payment    115
Section 13.02    Guarantee Absolute    115
Section 13.03    Reinstatement    116
Section 13.04    Subrogation    116
Section 13.05    Subordination    116
Section 13.06    Payments Generally    116
Section 13.07    Setoff    116
Section 13.08    Formalities    117
Section 13.09    Limitations on Guarantee    117
Section 13.10    Survival    117
Section 13.11    Keepwell    117

11

Annex, Exhibits and Schedules

Annex I	List of Refinanced Loan Amounts, Interim Facility Commitment Cap and Commitments
Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Interim Order
Exhibit F	Security Instruments
Exhibit G	Form of Assignment and Assumption
Exhibit H-1	Form of U.S. Tax Compliance Certificate (Non-U.S. Lenders; non-partnerships)
Exhibit H-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; non-partnerships)
Exhibit H-3	Form of U.S. Tax Compliance Certificate (Foreign Participants; partnerships)
Exhibit H-4	Form of U.S. Tax Compliance Certificate (Non-U.S. Lenders; partnerships)
Exhibit I	[Reserved]
Exhibit J	Form of Counterpart Agreement
Schedule 1.01	Approved Counterparties
Schedule 7.05	Litigation
Schedule 7.14	Group Members
Schedule 7.19	Gas Imbalances
Schedule 7.20	Marketing of Production
Schedule 7.22	Swap Agreements
Schedule 8.10(b)	Environmental Matters
Schedule 9.02	Interim Facility Effective Date Existing Indebtedness
Schedule 9.05	Investments

12

THIS SENIOR SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT dated as of June 30, 2020 is among Lilis Energy, Inc., a Nevada corporation (the “Borrower”), the Subsidiaries of the Borrower party hereto as Guarantors, each of the Lenders from time to time party hereto and BMO Harris Bank N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
A.     The Borrower has entered into a Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of October 10, 2018 (as amended and in effect prior to the date hereof, the “Pre-Petition Credit Agreement”), among the Borrower, the Guarantors, BMO Harris Bank N.A., as administrative agent, and each lender from time to time party thereto.
B.     On June 28, 2020, (the “Petition Date”), each of the Loan Parties (collectively, the “Debtors”) filed a voluntary petition for relief (collectively, the “Cases”) under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors are continuing in the possession of their assets and continuing to operate their respective businesses and manage their respective properties as debtors and debtors in possession under Sections 1107(a) and 1108 of the Bankruptcy Code.
C. In connection with the Cases, the Borrower has requested that the Lenders provide the Borrower with a senior secured super-priority debtor-in-possession revolving credit facility in an aggregate principal amount of up to $30,000,000 (the “DIP Facility”) in commitments and loans from the Lenders, which shall consist of (a) a new money revolving loan facility in the aggregate principal amount of up to $15,000,000 (the “New Money Facility”), as the same may be increased in accordance with Section 2.06(c), (b) a $1,500,000 term loan upon entry of the Interim Order, to roll up a portion of Pre-Petition Non-Affiliate Obligations (the “Interim Refinancing Facility”) and (c) a $13,500,000 term loan upon entry of the Final Order, to roll up a portion of Pre-Petition Non-Affiliate Obligations (together with the Interim Refinancing Facility, the “Refinancing Facility”), in each case to be afforded the liens and priority set forth in the DIP Order and as set forth in the other Loan Documents and to be used during the Cases for the purposes set forth in Section 9.07, and up to $5,000,000 of which New Money Facility shall be available for borrowings and other extensions of credit as of the Interim Facility Effective Date.
D.     In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS
Section 1.01    Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.
Section 1.02    Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR Loans” means Loans bearing interest based upon the Alternate Base Rate.
“Accounting Changes” has the meaning assigned to such term in Section 1.05.

“Adequate Protection Obligations” shall have the meaning assigned to such term in the DIP Order.
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, (and with respect to clause (c) of the definition of “Alternate Base Rate” for an Interest Period of one (1) month) an interest rate per annum equal to the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate.
“Administrative Agent” has the meaning assigned to such term in the preamble hereto.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means, at any time, an amount equal to the sum of the Commitments in effect at such time, including, for the avoidance of doubt, any increases to the Commitments in accordance with Section 2.06(c). The Aggregate Commitments as of the Interim Facility Effective Date shall be $15,000,000.
“Agreement” means this Senior Secured Super-Priority Debtor-in-Possession Revolving Credit Agreement, including the Schedules and Exhibits hereto, as the same may be amended, modified, supplemented, restated, replaced or otherwise modified from time to time.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If Alternate Base Rate is being used as an alternative rate of interest pursuant to Section 3.03(c)(for the avoidance of doubt, until an amendment has become effective pursuant to Section 3.03(c)(i)), then Alternate Base Rate shall be the greatest of (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if Alternate Base Rate as determined pursuant to the foregoing would be less than 2.00%, such rate shall be deemed to be 2.00% for purposes of this Agreement.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Margin” means for any day with respect to a Loan that is (a) a New Money Loan that is an ABR Loan, 5.50%, (b) an Interim Refinanced Loan or a Refinanced Loan that in either case is an ABR Loan, 4.50%, (c) a New Money Loan that is a Eurodollar Loan, 6.50% and (d) an Interim Refinanced Loan or a Refinanced Loan that in either case is a Eurodollar Loan, 5.50%.
“Applicable Percentage” means, with respect to any Lender at any time, the percentage of the Aggregate Commitments represented by such Lender’s Commitment, which percentage as of the date hereof is set forth on Annex I.
“Approved Bidding Procedures” means the “Alternative Bidding Procedures” (as defined in the Restructuring Support Agreement) substantially in the form attached to the Restructuring Support Agreement, or such other procedures in form and substance reasonably satisfactory to the Administrative Agent and the Majority Lenders.
“Approved Counterparty” means (a) any Secured Swap Provider, (b) each Person listed on Schedule 1.01 and each of such Person’s Affiliates, or (c) any other Person whose long term senior unsecured debt rating at the time a particular Swap Agreement transaction is entered into is A- or A3 by S&P or Moody’s (or their equivalent), respectively, or higher.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Plan of Reorganization” means any of the following: (a) if an Approved Sale is consummated, a plan of reorganization which distributes the cash proceeds from such sale of an amount satisfactory to the Administrative Agent and Lenders to the Debtors’ holders of claims in accordance with the priorities set forth in the Bankruptcy Code, (b) a plan of reorganization which provides on the effective date of such Approved Plan of Reorganization (i) for termination of the Commitments under the DIP Facility and payment in full in cash of all Secured Obligations under the Loan Documents owed to the Lenders in respect of the DIP Facility and (ii) for the payment in full in cash of the Pre-Petition Non-Affiliate Obligations unless an alternative treatment is approved by more than half of the Pre-Petition Non-Affiliated Lenders holding greater than 66 2/3% of the Pre-Petition Non-Affiliate Obligations or (c) a plan of reorganization which is otherwise approved by the Administrative Agent and the Majority Lenders in their sole discretion.
“Approved Sale” means a sale of all or substantially of all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code consummated in accordance with the Approved Bidding Procedures.
“ARM/SCM Litigation” means the litigation pending in the District Court of Harris County, Texas, 333rd Judicial District styled as ARM Energy Management LLC, SCM Crude, LLC, and Salt Creek Midstream, LLC v. Lilis Energy, Inc., Cause No. 2020-28573.
“Arranger” means BMO Capital Markets Corp in its capacity as the arranger.
“ASC” means the Financial Accounting Standards Board Accounting Standards Codification, as in effect.
“Assignee” has the meaning assigned to such term in Section 12.04(b)(i).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, substantially in the form of Exhibit G or any other form approved by the Administrative Agent.
“Auction” means an auction for the sale of all or substantially all of the Debtors’ assets if more than one qualified bid is received pursuant to the Approved Bidding Procedures, which auction will be conducted in a manner consistent with the Approved Bidding Procedures.
“Availability Limit” means (a) during the Interim Period, the Interim Facility Commitment Cap and (b) during the Final Period, the Aggregate Commitments.
“Availability Period” means the period from and including the Interim Facility Effective Date to but excluding the Termination Date.
“Avoidance Action Proceeds” means proceeds from any Avoidance Actions.
“Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination or other claims, causes of action or remedies that may be brought by or on behalf of the Debtors or their estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including claims, causes of action or remedies under sections 502, 510, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code or under similar local, state, federal or foreign statute and common law, including fraudulent transfer law.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11, U.S. Code, as now or hereafter in effect, or any successor thereto.
“Bankruptcy Court” has the meaning specified in the recitals hereto.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include, SOFR, Compounded SOFR or Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 1.00%, the Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:
(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBO Screen Rate permanently or indefinitely ceases to provide the LIBO Screen Rate; or
(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:
(a) a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate;

(b) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, which states that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; or
(c) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Majority Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Majority Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 3.03(b) and (b) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 3.03(b).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.
“Borrower” has the meaning assigned to such term in the preamble hereto.
“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower substantially in the form of Exhibit B for a Borrowing in accordance with Section 2.03.
“Budget” means the Initial Budget or any subsequent budget delivered by the Borrower pursuant to Section 8.01(n)(ii)(B).
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which banks are open for dealings in dollar deposits in the London interbank market.
“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Carve-Out” has the meaning assigned to such term in the applicable DIP Order.
“Cases” has the meaning specified in the recitals hereto.
“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent (in a manner reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank, which shall require such deposit to made into a controlled account), for the benefit of any Issuing Bank, the Lenders or any Secured Parties and other Persons as the context requires, as collateral for LC Exposure or obligations of the Lenders to fund participations in respect of LC Exposure, cash or deposit account balances or, if the Administrative Agent and any applicable Issuing Bank shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and any such Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one (1) year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one (1) year from the date of acquisition; (d) shares of money market funds investing exclusively in investments described in clauses (a), (b) and (c) of this definition and (e) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Order” means an order of the Bankruptcy Court reasonably acceptable to the Administrative Agent governing the Debtors’ authorization to continue using its cash management system.
“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of any Group Member.
“Change in Control” shall mean and be deemed to have occurred if (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Permitted Holders) is or becomes the beneficial owner (as defined in Rules 13(d)-3 and 13(d)-5 of the Exchange Act), directly or indirectly, of more than thirty-five percent (35%) of the Equity Interests in the Borrower, with ordinary voting power to elect or appoint the directors or managers of the Borrower, (b) a Disposition by the Borrower or a Subsidiary occurs pursuant to which the Borrower or any Subsidiary Disposes of, in one transaction or a series of related transactions, all or substantially all of the properties and assets of the Borrower and its Subsidiaries taken as a whole, (c) [reserved] or (d) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were not (i) directors of the Borrower on the date of this Agreement, (ii) nominated or appointed by the board of directors of the Borrower, or (iii) directors nominated or appointed by the Permitted Holders pursuant to a right of appointment approved by the board of directors of the Borrower.
“Change in Law” means the occurrence after the date of this Agreement of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 5.01(b)), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any, with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Chapter 11 Milestones” has the meaning assigned to such term in Section 8.23.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
“Collateral” means the DIP Collateral (as defined in the DIP Order); provided that the Collateral shall not include the Excluded Collateral; provided, further, notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Collateral does not include any Building or Manufactured (Mobile) Home (each as defined in the applicable Flood Insurance Regulations) and no Building or Manufactured (Mobile) Home will be encumbered by any Loan Documents unless and until the Lenders are given 30 days’ prior written notice thereof and each Lender confirms within such 30 day period to the Administrative Agent that its flood due diligence has been completed and flood insurance compliance has been confirmed (including the receipt of evidence of any required flood insurance).
“Commitment” means, with respect to each Lender, the commitment of such Lender to make or continue New Money Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06, (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b) or (c) otherwise modified pursuant to the terms of this Agreement.
“Commitment Fee Rate” means 1.00% per annum.
“Commitment Increase Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(I).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a Compliance Certificate, signed by a Financial Officer, substantially in the form of Exhibit D.
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with: (a) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that: (b) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines are substantially consistent with at least five currently outstanding dollar-denominated syndicated credit facilities at such time (as a result of amendment or as originally executed) that are publicly available for review.
“Confirmation Order” means an order, in form and substance reasonably satisfactory to the Administrative Agent, confirming an Approved Plan of Reorganization.
“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.
“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit J delivered by a Guarantor pursuant to Section 8.14.

“Covered Entity” means any of the following:
(a)     a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)     a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to such term in Section 12.21.
“Credit Party” means the Administrative Agent, any Issuing Bank or any other Lender.
“Debtors” has the meaning specified in the recitals hereto.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.10, any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an Responsible Officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to it, or (d) has become the subject of a Bankruptcy Event or Bail-In Action.
“DIP Facility” has the meaning specified in the recitals hereto.
“DIP Order” means the Interim Order and the Final Order, as applicable.
“Disclosure Statement” means the disclosure statement in form and substance reasonably acceptable to the Administrative Agent, in respect of an Approved Plan of Reorganization.

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer, casualty, condemnation or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is put-able, exchangeable or convertible) or upon the happening of any event, (a) matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), other than as a result of an asset sale or change of control, pursuant to a sinking fund obligation or otherwise, or (b) is redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof (other than as a result of an asset sale or change of control or such redemption is otherwise permitted by this Agreement (including as a result of a waiver hereunder)), in whole or in part, on or prior to the date that is ninety-one (91) days after the Maturity Date; provided that, if such Equity Interests are issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Capital Stock solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Equity Interests held by any future, present or former employee, director, manager or consultant of the Borrower, any of its Subsidiaries or any of its parent entities or any other entity in which a Loan Party has an Investment and is designated in good faith as an “affiliate” by the board of directors or managers of the Borrower, in each case pursuant to any equity holders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Capital Stock solely because such Equity Interests may be required to be repurchased by the Borrower or its Subsidiaries.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Group Member” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.
“Early Opt-in Election” means the occurrence of:
(a)(i) a determination by the Administrative Agent or (ii) a notification by the Majority Lenders to the Administrative Agent (with a copy to the Borrower) that the Majority Lenders have determined that syndicated credit facilities denominated in dollars being executed at such time, or that include language similar to that contained in Section 3.03(c), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and
(b)(i) the election by the Administrative Agent or (ii) the election by the Majority Lenders to declare that an Early Opt-in Election with respect to such rate has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Majority Lenders of written notice of such election to the Administrative Agent.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Environmental Laws” means all Governmental Requirements relating to the environment, the preservation or reclamation of natural resources, the regulation or management of any harmful or deleterious substances, or to health and safety as it relates to environmental protection or exposure to harmful or deleterious substances.
“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.
“ERISA Affiliate” means any entity (whether or not incorporated) which together with the Borrower or a Subsidiary would be treated as a single employer under section 4001(b)(1) of ERISA or section 414(b) or (c) of the Code or for purposes of provisions relating to section 412 of the Code and section 302 of ERISA, section 414 (m) or (o) of the Code.
“ERISA Event” means (a) a Reportable Event, (b) the withdrawal of the Borrower, any other Group Member or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower, any other Group Member or any ERISA Affiliate from a Multiemployer Plan; (d) the filing (or the receipt by any Group Member or any ERISA Affiliate) of a notice of intent to terminate a Plan under Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (e) the institution of proceedings to terminate a Plan by the PBGC, (f) the receipt by any Group Member, or any ERISA Affiliate of a notice of withdrawal liability pursuant to Section 4202 of ERISA, (g) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the incurrence by any Group Member or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC, (h) on and after the effectiveness of the Pension Act, a determination that a Plan is, or would be expected to be, in “at risk” status (as defined in 303(i)(4) of ERISA or 430(i)(4) of the Code) or (i) the failure of any Group Member or any ERISA Affiliate to make by its due date, after expiration of any applicable grace period, a required installment under Section 430(j) of the Code with respect to any Plan or any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, or the failure by the Borrower, any other Group Member or any of their respective ERISA Affiliates to make any required contribution to a Multiemployer Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurodollar Loans” means Loans bearing interest based upon the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Section 10.01.
“Excepted Liens” means:
(a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;
(b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;
(c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations for work performed after the Petition Date and that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;
(d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements, in each case, which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause (d) does not materially impair (i) the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any other Group Member or (ii) the value of such Property subject thereto;
(e) Liens arising by virtue of any statutory or common law provision or customary deposit account terms relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any other Group Member to provide collateral to the depository institution (other than pursuant to the Loan Documents);
(f) zoning and land use requirements, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any other Group Member for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, in each case that do not secure any monetary obligations and which in the aggregate do not materially impair (i) the use of such Property for the purposes of which such Property is held by the Borrower or any other Group Member or (ii) the value of such Property subject thereto;
(g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature, in each case, incurred in the ordinary course of business;
(h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced;
(i) Liens, titles and interests of lessors of personal Property leased by such lessors to the Borrower or any other Group Member, restrictions and prohibitions on encumbrances and transferability with respect to such Property and the Borrower’s or such Group Member’s interests therein imposed by such leases, and Liens and encumbrances encumbering such lessors’ titles and interests in such Property and to which the Borrower’s or such Group Member’s leasehold interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record; provided that such Liens do not secure Indebtedness of the Borrower or any other Group Member and do not encumber Property of the Borrower or any other Group Member other than the Property that is the subject of such leases;
(j) Liens, titles and interests of licensors of software and other intangible personal Property licensed by such licensors to the Borrower or any other Group Member, restrictions and prohibitions on encumbrances and transferability with respect to such Property and the Borrower’s or such Group Member’s interests therein imposed by such licenses, and Liens and encumbrances encumbering such licensors’ titles and interests in such Property and to which the Borrower’s or such Group Member’s license interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record; provided that such Liens do not secure Indebtedness of the Borrower or any other Group Member and do not encumber Property of the Borrower or any other Group Member other than the Property that is the subject of such licenses;
(k) Liens on cash earnest money deposited pursuant to the terms of an agreement to acquire assets used in, or Persons engaged in, the oil and gas business, as permitted by this Agreement, in order to secure the obligations of the Borrower or any other Group Member in connection with such agreement;
(l) rights reserved to or vested in a Governmental Authority having jurisdiction to control or regulate any Oil and Gas Property in any manner whatsoever and all laws of such Governmental Authority;

(m) consents to assignment and similar contractual provisions affecting any Oil and Gas Property, including customary preferential rights to purchase and calls on production by sellers relating to Hydrocarbon Interests acquired by any Group Member; and
(n) Non-Primed Liens.
provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced (except any such action that is subject to the automatic stay of Section 362 of the Bankruptcy Code or as otherwise permitted by a final order of the Bankruptcy Court), and no intention to subordinate the Liens granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Account” means (a) each account all or substantially all of the deposits in which consist of amounts utilized to fund payroll, employee benefit or tax obligations of the Borrower and its Subsidiaries and (b) fiduciary, trust or escrow accounts.
“Excluded Collateral” means (a) Avoidance Actions, (b) Excluded Leases (as defined in the DIP Order), (c) proceeds of any of the foregoing, but only to the extent such proceeds would otherwise independently constitute “Excluded Collateral” under clauses (a) through (b) and (d) any Excluded Account; provided that “Excluded Collateral” shall not include any Avoidance Action Proceeds.
“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Credit Party or required to be withheld or deducted from a payment to a Credit Party: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Credit Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.05) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Credit Party’s failure to comply with Section 5.03(g) and Section 5.03(d), and any U.S. federal withholding Taxes imposed under FATCA.

“Fair Market Value” means, with respect to (a) any asset or group of assets on any date of determination, the value of the consideration obtainable in a Disposition of such asset or assets at such date of determination assuming a Disposition by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined by the Borrower in good faith and (b) any Unwind or other amendment in respect of a Swap Agreement, the value of the consideration obtainable in connection with the Unwind or amendment at such date of determination assuming an Unwind or amendment by willing parties dealing at arm’s length, as determined by the Borrower in good faith.
“FASB” means Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation or official agreement implementing an official government agreement with respect to the foregoing.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the NYFRB shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Final Facility Effective Date” has the meaning assigned to such term in Section 6.02.
“Final Order” means the order or judgment of the Bankruptcy Court in substantially in the form of the Interim Order with such changes as are reasonably acceptable to the Administrative Agent.
“Final Period” means the period from and including the Final Facility Effective Date to but excluding the Termination Date.
“Financial Advisor” means, (a) RPA Advisors, LLC or (b) any other Person from time to time retained by or on behalf of the Administrative Agent to provide financial advisory services.
“Financial Officer” means, for any Person, the chief executive officer, chief financial officer, principal accounting officer, treasurer, controller or other natural person principally responsible for the financial matters of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.
“Fiscal Quarter” means each fiscal quarter of the Borrower for accounting and tax purposes, ending on the last day of each March, June, September and December.
“Fiscal Year” means each fiscal year of the Borrower for accounting and tax purposes, ending on December 31 of each year.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert Waters Flood Reform Act of 2012, and any regulations promulgated thereunder.
“Foreign Subsidiaries” means any Subsidiary that is not a Domestic Group Member.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05; provided that the accounting for operating leases and Capital Leases Obligations under GAAP as in effect on the date hereof (including, without limitation, ASC 840) shall apply for the purposes of determining compliance with the provisions of this Agreement, including the definition of Capital Lease Obligations (it being understood, for avoidance of doubt, that no operating leases, or obligations in respect of operating leases, shall be treated as Capital Lease Obligations, respectively, hereunder).
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Governmental Requirement” means any law (including common law), statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including applicable Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.
“Group Members” means the collective reference to the Borrower and the Subsidiaries.
“Guarantee” shall mean the guarantee made by any Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement.
“Guaranteed Liabilities” has the meaning assigned to such term in Section 13.01.
“Guarantors” means each Group Member.
“Hazardous Material” means any chemical, compound, material, product, byproduct, substance or waste that is defined, regulated or otherwise classified as a “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning under any applicable Environmental Law, and for the avoidance of doubt includes Hydrocarbons, radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, and infectious or medical wastes.
“Highest Lawful Rate” means, as to any Lender, at the particular time in question, the maximum non-usurious rate of interest which, under applicable law, such Lender is then permitted to contract for, charge or collect from the Borrower on the Loans or the other obligations of the Borrower hereunder, and as to any other Person, at the particular time in question, the maximum non-usurious rate of interest which, under applicable law, such Person is then permitted to contract for, charge or collect with respect to the obligation in question. If the maximum rate of interest which, under applicable law, the Lenders are permitted to contract for, charge or collect from the Borrower on the Loans or the other obligations of the Borrower hereunder shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Borrower or any other Person.
“Historical Financial Statements” shall mean (a) the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of December 31, 2019 and the related audited statements of operations, stockholders equity and cash flows for the fiscal year ended December 31, 2019 and (b) the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of March 31, 2020 and the related unaudited statements of operations, stockholders equity and cash flows for the fiscal quarter ended March 31, 2020.
“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the Borrower or any other Group Member, as the context requires.
“Hydrocarbons” means all oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and all products refined or separated therefrom and all other minerals which may be produced and saved from or attributable to the Oil and Gas Properties of any Person, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests or other properties constituting Oil and Gas Properties.
“Impacted Interest Period” has the meaning given to such term in the definition of “LIBO Rate”.
“Indebtedness” of any Person means (without duplication):
(a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments;
(b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bank guarantees, surety or other bonds and similar instruments;
(c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services (including insurance premium payables and contingent obligations when they become due and payable), other than those which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;
(d) the principal component of all Capital Lease Obligations;
(e) all Indebtedness (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person (provided that, to the extent recourse is limited to such Property, the amount of such Indebtedness for purposes of this clause (e) shall be an amount equal to the lesser of the amount of such Indebtedness and the Fair Market Value of the encumbered Property);
(f) all Indebtedness (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Indebtedness (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Indebtedness and the maximum stated amount of such guarantee or assurance against loss;
(g) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others and, to the extent entered into as a means of providing credit support for the obligations of others and not primarily to enable such Person to acquire any such Property, all obligations or undertakings of such Person to purchase the Indebtedness of Property of others;
(h) any Indebtedness of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability;
(i) Disqualified Capital Stock;
(j) net Swap Obligations of such Person (for purposes hereof, the amount of any net Swap Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date); and
(k) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Indebtedness of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP;
provided that Indebtedness shall not include (i) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business that are not overdue by more than ninety (90) days, (ii) deferred or prepaid revenues, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) in the case of the Group Members, (A) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (B) intercompany liabilities in connection with the cash management, tax and accounting operations of the Group Members, (v) in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business and (vi) any obligation in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 12.03(b).
“Information” has the meaning assigned to such term in Section 12.11.

“Initial Budget” has the meaning set forth in Section 6.01(n).
“Interest Election Request” means a request by the Borrower substantially in the form of Exhibit C to convert or continue a Borrowing in accordance with Section 2.04.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each calendar month to occur while such Loan is outstanding and the final maturity date of such Loan and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than one (1) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of one (1) months’ duration after the first day of such Interest Period.
“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, as the Borrower may elect in its Borrowing Request or Interest Election Request, as applicable, given with respect thereto; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no Interest Period may have a term which would extend beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interim Facility Commitment Cap” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Interim Facility Commitment Cap”. The aggregate amount of the Interim Facility Commitment Cap is $5,000,000.
“Interim Facility Effective Date” has the meaning assigned to such term in Section 6.01.
“Interim Order” means an order of the Bankruptcy Court in substantially the form attached hereto as Exhibit E and otherwise reasonably satisfactory in form and substance to the Administrative Agent, approving, inter alia, this Agreement and the other Loan Documents, and (a) authorizing the incurrence by the Borrower of interim secured indebtedness in accordance with this Agreement, (b) providing for the lifting of the automatic stay (to the extent applicable) arising under section 362 of the Bankruptcy Code to enable the Administrative Agent or any Lender to effectuate, among other things, their respective rights and remedies under Section 10.02 and the Loan Documents, and (c) subject to the terms thereof, approving the payment by the Borrower of the fees and other amounts contemplated by this Agreement.
“Interim Refinanced Loan Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Interim Refinanced Loan Amount”.
“Interim Period” means the time period commencing on the date of the Bankruptcy Court’s entry of the Interim Order and ending on (but excluding) the earlier to occur of (i) the Final Facility Effective Date and (ii) the Maturity Date.

“Interim Refinanced Loans” has the meaning assigned to such term in Section 2.01(b).
“Interim Refinancing Facility” has the meaning specified in the recitals hereto.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided that if any Interpolated Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any advance, loan or capital contribution to, assumption of Indebtedness of, purchase or other acquisition of any other Indebtedness of, or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory, goods, supplies or services sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person constituting a business unit; or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.
“Issuing Bank” means (a) BMO Harris Bank N.A. and (b) each Lender approved by the Administrative Agent that is reasonably requested by the Borrower that agrees to act as an issuer of Letters of Credit hereunder, in each case, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.09(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. References herein and in the other Loan Documents to an Issuing Bank shall be deemed to refer to such Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.
“LC Availability Requirements” has the meaning assigned to such term in Section 2.09(a).
“LC Commitment” means an amount equal to $0. For the avoidance of doubt, the LC Commitment is part of, and not in addition to, the aggregate Commitments.
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.
“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption or otherwise that is in the Register, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise and is no longer in the Register.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with an Issuing Bank relating to any Letter of Credit.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.
“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement.
“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations, including if they burden Property to the extent they secure an obligation owed to a Person other than the owner of the Property. For the purposes of this Agreement, the Borrower and the other Group Members shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
“Liquidity” means, as of any date of determination, the sum of (without duplication) (a) the unused Commitments then available to be drawn in accordance with this Agreement and (b) the aggregate amount of unrestricted cash and cash equivalents of the Borrower or any of other Loan Parties at such time (it being understood that unrestricted cash shall exclude any cash and cash equivalents which are subject to a Lien in favor of any Person other than the Administrative Agent).
“Loan Documents” means this Agreement, any Notes, any Letter of Credit Agreements, the Letters of Credit, the Security Instruments, the DIP Order and all other agreements, instruments, consents and certificates heretofore or hereafter executed and delivered by the Borrower, any other Loan Party or any of their respective Affiliates in connection with this Agreement.
“Loan Party” means the Borrower and each Guarantor.
“Loans” means, individually, any New Money Loan, Interim Refinanced Loan or Refinanced Loan made by any Lender pursuant to this Agreement, and collectively, the New Money Loans and Refinanced Loans made by the Lenders to the Borrower pursuant to this Agreement.
“Majority Lenders” means (a) at any time while no Loans or LC Exposure are outstanding, Lenders having greater than fifty percent (50%) of the Aggregate Commitments and (b) at any time while any Loans or LC Exposure are outstanding, Lenders holding greater than fifty percent (50%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that, in each case, there “Majority Lenders” shall include at least two (2) Lenders who were Lenders on the Interim Facility Effective Date.
“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property or financial condition of the Borrower and the other Group Members taken as a whole, other than any change, event or occurrence, arising individually or in the aggregate, from events that could reasonably be expected to result from the filing or commencement of the Cases, (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their obligations under the Loan Documents, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, Issuing Bank or Lender under any Loan Document.
“Maturity Date” means the earliest of (a) the Scheduled Maturity Date, (b) the effective date of an Approved Plan of Reorganization and (c) the date on which the Debtors consummate a sale of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code or otherwise.
“Maximum Liability” has the meaning assigned to such term in Section 13.09.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.
“Mortgage” means each of the mortgages or deeds of trust executed by any one or more Loan Parties for the benefit of the Secured Parties as security for the Secured Obligations, together with any supplements, modifications or amendments thereto and assumptions or assignments of the obligations thereunder by any Loan Party. “Mortgages” shall mean all of such Mortgages collectively.
“Mortgaged Property” means any Property owned by any Loan Party which is subject to the Liens existing and to exist under the terms of the Security Instruments.
“Multiemployer Plan” means a multiemployer plan as defined in section 3(37) or 4001(a)(3) of ERISA.
“Net Proceeds” means the aggregate cash proceeds received by any Group Member in respect of any Disposition of Property (including any cash subsequently received upon the sale or other Disposition or collection of any non-cash consideration received in any sale net of amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Disposition), and net of (without duplication of amounts deducted above) (a) the direct costs relating to such sale of Property, incurrence of Indebtedness or issuance of Equity Interests (including legal, accounting and investment banking fees, and sales commissions paid to unaffiliated third parties) and (b) Taxes paid or payable as a result thereof (after taking into account any tax credits or deductions utilized or reasonably expected to be utilized and any tax sharing arrangements).
“New Money Facility” has the meaning specified in the recitals hereto.
“New Money Loans” has the meaning assigned to such term in Section 2.01(a).
“Non-Primed Liens” has the meaning assigned to such term in the applicable DIP Order.
“Non-U.S. Lender” means a Lender, with respect to the Borrower, that is not a U.S. Person.
“Notes” means the promissory notes, if any, of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” shall mean Oil and Gas Properties of the Borrower or any other Group Member, as the context requires.
“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to such corporation’s jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.05).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar Borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“Participant” has the meaning assigned to such term in Section 12.04(c).
“Participant Register” has the meaning assigned to such term in Section 12.04(c).
“Patriot Act” has the meaning assigned to such term in Section 12.16.
“Payment Currency” has the meaning assigned to such term in Section 13.06.
“Payment in Full” means (a) the Commitments have expired or been terminated, (b) the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full in cash (other than contingent indemnification obligations and other contingent obligations not then due and payable) and (c) all Letters of Credit shall have expired or terminated (or are Cash Collateralized or otherwise secured to the satisfaction of each applicable

Issuing Bank or other arrangements satisfactory to each applicable Issuing Bank have been made with respect thereto) and all LC Disbursements shall have been reimbursed.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Pension Act” means the Pension Protection Act of 2006, as it presently exists or as it may be amended from time to time, or any successor thereto.
“Permitted Holders” means (a)(i) Värde Partners, Inc., its affiliated investment managers and funds or accounts managed by any of them (but excluding any portfolio companies that are owned in whole or in part by any of the foregoing) and (ii) any partner, member, manager, principal, director or officer of any of the foregoing and, (b) any holder of Specified Preferred Stock.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Petition Date” has the meaning specified in the recitals hereto.
“Plan” means any “employee pension benefit plan”, as defined in section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and which (a) is currently or hereafter sponsored, maintained or contributed to by a Group Member or an ERISA Affiliate or (b) was at any time during the six calendar years immediately preceding the date hereof, sponsored, maintained or contributed to by a Group Member or an ERISA Affiliate or to which a Group Member or an ERISA Affiliate has any liability.
“Plan Asset Regulations” means of 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Pre-Petition” means the time period ending immediately prior to the filing of the Cases.
“Pre-Petition Agent” means the “Administrative Agent”, as defined in the Pre-Petition Credit Agreement.
“Pre-Petition Credit Agreement” has the meaning specified in the recitals hereto.
“Pre-Petition Loans” means the “Loans” as defined in the Pre-Petition Credit Agreement.
“Pre-Petition Non-Affiliated Lenders” means the “Non-Affiliated Lender” as defined in the Pre-Petition Credit Agreement
“Pre-Petition Non-Affiliate Obligations” means all of the “Secured Obligations” of the “Non-Affiliated Lenders” as set forth in the Pre-Petition Credit Agreement.
“Pre-Petition Obligations” means all of the “Secured Obligations” as set forth in the Pre-Petition Credit Agreement.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.
“Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.
“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to such term in Section 12.21.
“Qualified ECP Counterparty” means in respect of any Swap Agreement, a Guarantor that (a) has total assets exceeding $10,000,000 at the time any guaranty of obligations under such Swap Agreement or grant of the relevant security interest becomes effective or (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act.
“Qualified Keepwell Provider” means, in respect of any Swap Obligation, each Guarantor that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell or guarantee pursuant to Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Redemption” means with respect to any Indebtedness, the repurchase, redemption, prepayment, repayment, payment of interest, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Indebtedness. “Redeem” has the correlative meaning thereto.
“Refinanced Loan Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Refinanced Loan Amount”.
“Refinanced Loans” has the meaning assigned to such term in Section 2.01(c).
“Refinancing Facility” has the meaning specified in the recitals hereto.
“Register” has the meaning assigned to such term in Section 12.04(b)(iv).
“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.
“Relevant Governmental Body” means the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or any successor thereto.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan, other than those events as to which the 30-day notice has been waived in regulations issued by the PBGC.
“Reserve Report” means that certain Reserve Report dated as of April 1, 2020 and delivered to the Administrative Agent prior to the Petition Date.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, as to any Person, the chief executive officer, the president, any Financial Officer, chief operating officer, general counsel, or any vice president of such Person, and any other senior officer designated as such in writing to the Administrative Agent. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.
“Restricted Payment” means any dividend or other distribution or return of capital (whether in cash, securities or other Property) with respect to any Equity Interests in any Person, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests.
“Restructuring Support Agreement” means the Restructuring Support Agreement, dated as of June 28, 2020, among the Pre-Petition Non-Affiliated Lenders, Värde (as defined therein) and the Loan Parties.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s New Money Loans and its LC Exposure at such time.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the date hereof, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

“Scheduled Maturity Date” means the date that is the five (5) month anniversary of the date of this Agreement.
“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.
“Secured Cash Management Bank” means any Lender or any Affiliate of a Lender that is a counterparty to a Cash Management Agreement with the Borrower or any other Group Member.
“Secured Cash Management Obligations” means all obligations of the Borrower or any other Group Member arising from time to time under any Cash Management Agreement with a Secured Cash Management Bank.
“Secured Obligations” means any and all amounts owing or to be owing by any Loan Party (a) to the Administrative Agent, any Issuing Bank, any Lender or any other Person under any Loan Document, (b) to any Secured Swap Provider under a Secured Swap Agreement or (c) to any Secured Cash Management Bank in respect of Secured Cash Management Obligations, and all renewals, extensions and/or rearrangements of any of the foregoing, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including interest accruing after the maturity of the Loans and LC Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding); provided that solely with respect to any Group Member that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Swap Obligations of such Group Member shall in any event be excluded from “Secured Obligations” owing by such Group Member.
“Secured Parties” means, collectively, the Administrative Agent, each Issuing Bank, the Lenders, each Secured Cash Management Bank, each Secured Swap Provider and any other Person owed Secured Obligations, and “Secured Party” means any of them individually.
“Secured Swap Agreement” means a Swap Agreement between (a) any Loan Party and (b) a Secured Swap Provider.
“Secured Swap Provider” means, with respect to any Swap Agreement, (a) a Lender or an Affiliate of a Lender who is the counterparty to any such Swap Agreement (regardless of whether such Swap Agreement was entered into prior to the time it (or its Affiliate) became a Lender or while it (or its Affiliate) was a Lender) with a Loan Party and (b) any Person who was a Lender or an Affiliate of a Lender at the time when such Person entered into any such Swap Agreement who is a counterparty to any such Swap Agreement with a Loan Party; provided that any such Secured Swap Provider that ceases to be a Lender or an Affiliate of a Lender shall continue to be a “Secured Swap Provider” for purposes of this Agreement to the extent that such Secured Swap Provider entered into a Secured Swap Agreement with a Loan Party prior to the date hereof or at the time such Secured Swap Provider was a Lender (or Affiliate of a Lender) hereunder and such Secured Swap Agreement remains in effect and there are remaining obligations under such Secured Swap Agreement (but excluding any transactions, confirms, or trades entered into after such Person ceases to be a Lender or an Affiliate of a Lender).
“Security Instruments” means (a) any security agreement executed by the Borrower and the Subsidiaries of the Borrower in favor of the Administrative Agent, for the benefit of the Secured Parties, at the reasonable request of the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent, (b) the Mortgages, (c) the other agreements, instruments or certificates described or referred to in Exhibit F, (d) the DIP Order and (e) any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Borrower, the other Loan Parties or any other Person, in each case in connection with, or as security for the payment or performance of the Secured Obligations, as such agreements may be amended, modified, supplemented or restated from time to time.
“Series C Preferred Stock” means the Borrower’s Series C-1 9.75% Participating Preferred Stock and Series C-2 9.75% Participating Preferred Stock.
“Series D Preferred Stock” means the Borrower’s Series D 8.25% Participating Preferred Stock.
“Series E Preferred Stock” means the Borrower’s Series E 8.25% Convertible Participating Preferred Stock.
“Series F Preferred Stock” means the Borrower’s Series F 9.00% Participating Preferred Stock.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.
“Specified Preferred Stock” shall mean (a) the Series C Preferred Stock, (b) the Series D Preferred Stock, (c) the Series E Preferred Stock, and (d) the Series F Preferred Stock.
“Statutory Reserve Rate” means a fraction (expressed as a decimal) not to exceed the number one, the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any basis, marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the Board or any other Governmental Authority having jurisdiction for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which Equity Interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise Controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of the Borrower.
“Superpriority Claim” means a claim against each Loan Party in each of the Cases on a joint and several basis that is a superpriority administrative expense claim having priority over any or all administrative expenses and other claims of the kind specified in, or otherwise arising or ordered under, any sections of the Bankruptcy Code (including sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a),

507(b), 546(c), 726 and/or 1113 or 1114 thereof), whether or not such claim or expenses may become secured by a judgment Lien or other non-consensual Lien, levy or attachment, which claims shall be payable from and have recourse to all pre- and post-petition property of each Loan Party subject to the Carve-Out.
“Supported QFC” has the meaning assigned to such term in Section 12.21.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Loan Party shall be a Swap Agreement.
“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Termination Date” means the earliest of (a) the Maturity Date, (b) the date of Payment in Full and (c) the date of termination of the Commitments in accordance with the terms of this Agreement and/or the acceleration of all of the Secured Obligations under this Agreement and the other Loan Documents following the occurrence and continuance of an Event of Default in accordance with Section 10.02.
“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement, each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, the Borrower’s grant of the security interests and provision of Collateral under the Security Instruments and Borrower’s grant of Liens on Mortgaged Properties (if applicable) and other Properties pursuant to the Security Instruments and (b) each Loan Party, the execution, delivery and performance by such Loan Party of each Loan Document to which it is a party, the guaranteeing of the Secured Obligations and the other obligations under the Security Instruments by such Loan Party and (c) each Loan Party, such Loan Party’s grant of the security interests and provision of Collateral under the Security Instruments, and the grant of Liens by such Loan Party on Mortgaged Properties (if applicable) and other Properties pursuant to the Security Instruments.
“Transferee” means any Assignee or Participant.
“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.
“UCC” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.
“UK Financial Institutions” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than 1.00%, the Unadjusted Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement.
“Unwind” means, with respect to any Swap Agreement, the early termination, unwind, cancelation or other Disposition of any such Swap Agreement. “Unwound” shall have a meaning correlative to the foregoing.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 12.21.
“U.S. Tax Compliance Certificate” has the meaning assigned such term in Section 5.03(g)(ii)(B)(3).
“Variance Period” has the meaning assigned such term in Section 8.01(r).
“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower, the Guarantors and/or one or more of the Wholly-Owned Subsidiaries.
“Withholding Agent” mean any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the

Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.03    Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).
Section 1.04    Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the word “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and the word “through” means “through and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. The use of the phrase “subject to” as used in connection with Excepted Liens or otherwise and the permitted existence of any Excepted Liens or any other Liens shall not be interpreted to expressly or impliedly subordinate any Liens granted in favor of the Administrative Agent and the other Secured Parties as there is no intention to subordinate the Liens granted in favor of the Administrative Agent and the other Secured Parties. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.
Section 1.05    Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the initial financial statements to be delivered pursuant to Section 8.01(a), except for Accounting Changes (as defined below) with which the Borrower’s independent certified public accountants concur and which are disclosed to the Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a). In the event that any Accounting Change shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the

Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Majority Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.
Section 1.06    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
Section 1.07    Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.
Section 1.08    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.09    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate”, “LIBO Screen Rate” or “Adjusted LIBO Rate” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.

ARTICLE II
THE CREDITS
Section 2.01    Commitments.
(a)    Subject to the terms and conditions set forth herein, including without limitation, entry of the applicable DIP Order, each Lender agrees to make new money loans (the “New Money Loans”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment, (ii) during the Interim Period, such Lender’s Revolving Credit Exposure exceeding such Lender’s Applicable Percentage of the Interim Facility Commitment Cap or (iii) the total Revolving Credit Exposures exceeding the Availability Limit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the New Money Loans.

(b)    Subject to the terms and conditions set forth herein, including entry of the Interim Order, upon entry of the Interim Order $1,500,000 of the Pre-Petition Loans attributable to the Pre-Petition Non-Affiliated Lenders under the Pre-Petition Credit Agreement shall be deemed refunded, refinanced, replaced and made hereunder and, on and after the entry of the Interim Order, shall constitute Loans for all purposes hereunder and under the Loan Documents in the principal amount of each Lender’s Interim Refinanced Loan Amount (the “Interim Refinanced Loans”). Amounts rolled up under this Section 2.01(b) and repaid or prepaid may not be reborrowed.
(c)    Subject to the terms and conditions set forth herein, including entry of the Final Order, upon entry of the Final Order and without duplication of any amounts referenced in clause (b) above, $13,500,000 of the Pre-Petition Loans attributable to the Pre-Petition Non-Affiliated Lenders under the Pre-Petition Credit Agreement shall be deemed refunded, refinanced, replaced and made hereunder and, on and after the entry of the Final Order, shall constitute Loans for all purposes hereunder and under the Loan Documents, in the principal amount of (including each Lender’s Interim Refinanced Loan Amount) each Lender’s Refinanced Loan Amount (together with the Interim Refinanced Loans, the “Refinanced Loans”). Amounts rolled up under this Section 2.01(c) and repaid or prepaid may not be reborrowed.
Section 2.02    Loans and Borrowings.
(a)    Borrowings; Several Obligations. Each New Money Loan shall be made as part of a Borrowing consisting of New Money Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any New Money Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Types of Loans. Subject to the terms of this Agreement, each Borrowing of New Money Loans shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such New Money Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.09(e). Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of eight (8) Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
(d)    Notes. If a Lender shall make a written request to the Administrative Agent and the Borrower to have its Loans evidenced by a Note, then, for each such Lender, the Borrower shall execute and deliver a single Note of the Borrower dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to such Lender in a principal amount equal to its Commitment as in effect on such date, and otherwise duly completed. Upon request from a Lender, in the event that any such Lender’s Commitment increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Commitment after giving effect to such increase or decrease, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, may be recorded by such Lender on its books for its Note, and, prior to any transfer, may be recorded by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender; provided that the failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.
Section 2.03    Requests for Borrowings. To request a Borrowing of New Money Loans, the Borrower shall notify the Administrative Agent of such request in writing (a) in the case of a Eurodollar Borrowing, not later than 1:00 P.M. three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 P.M. on the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.09(e). Each such Borrowing Request shall be irrevocable and delivered by hand delivery, fax or other electronic communication to the Administrative Agent in substantially the form of Exhibit B and signed by the Borrower. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(v)    the amount of the then-effective Commitments, Availability Limit and Aggregate Commitments, the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing);
(vi)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05; and
(vii)    a certification that the intended use of proceeds of such Borrowing are in accordance with the Budget.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the Availability Limit.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04    Interest Elections.
(a)    Conversion and Continuance. Each Borrowing of New Money Loans initially shall be of the Type specified in the applicable Borrowing Request unless otherwise precluded by the terms hereof and, if a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the New Money Loans comprising such Borrowing, and the New Money Loans comprising each such portion shall be considered a separate Borrowing.
(b)    Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or other electronic communication to the Administrative Agent of a written Interest Election Request signed by the Borrower.
(c)    Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and Section 2.04(c)(iv) shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.
(d)    Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.05    Funding of Borrowings.
(a)    Funding by Lenders. Each Lender shall make each New Money Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 P.M. to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.09(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.
(b)    Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to 1:00 P.M. on the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
Section 2.06    Termination, Reduction and Increases of Aggregate Commitments.
(a)    Scheduled Termination of Commitments. Unless previously terminated in accordance with this Agreement, the Commitments shall terminate on the Scheduled Maturity Date. If at any time the Aggregate Commitments are terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.
(b)    Optional Termination and Reduction of Aggregate Commitments.

(i)    The Borrower may at any time terminate, or from time to time reduce, the Aggregate Commitments; provided that each reduction of the Aggregate Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $100,000.
(ii)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Commitments under Section 2.06(b)(i) at least three (3) Business Days prior to the effective date of such termination or reduction or such shorter time as the Administrative Agent may agree in writing, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable; provided that, any such notice of termination of the Aggregate Commitments may state that such notice is conditioned upon the occurrence of any event specified therein (including effectiveness of other credit or debt facilities), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied (it being understood that the failure of such condition to be satisfied shall not relieve the Borrower of its obligations under Section 5.02). Any termination or reduction of the Aggregate Commitments shall be permanent and may not be reinstated, except pursuant to Section 2.06(c). Each reduction of the Aggregate Commitments pursuant to this Section 2.06(b)(ii) shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.
(c)    Increases of Aggregate Commitments.
(i)    Subject to the conditions set forth in Section 2.06(c)(ii), the Borrower may increase the Aggregate Commitment then in effect by increasing the Commitment of one or more Lenders.
(ii)    Any increase in the Aggregate Commitments shall be subject to the following additional conditions:
(A)    such increase shall not be less than $500,000 unless the Administrative Agent otherwise consents;
(B)    the aggregate amount of all increases in the Aggregate Commitments pursuant to this Section 2.06(c) shall not exceed $13,000,000 during the term of this Agreement.
(C)    no Default or Event of Default shall have occurred and be continuing on the effective date of such increase or would result therefrom;
(D)    no Lender’s Commitment may be increased without the consent of such Lender;
(E)    the representations and warranties of the Group Members set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such increase, except (I) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such increase, such representations and warranties shall be true and correct in all material respects as of such specified earlier date, and (II) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects;

(F)    the maturity date of the Commitments subject to such increase shall be the same as the Maturity Date;
(G)    the Commitments subject to such increase shall be on the exact same terms and pursuant to the exact same documentation applicable to this Agreement (other than with respect to any arrangement, structuring, upfront or other fees or discounts payable in connection with such increase);
(H)    the Borrower may only seek Commitments from existing Lenders;
(I)    if the Borrower elects to increase the Aggregate Commitments by increasing the Commitment of a Lender, the Borrower and such Lender shall execute and deliver to the Administrative Agent a certificate in a form satisfactory to the Administrative Agent (a “Commitment Increase Certificate”); and
(J)    the Borrower shall deliver or cause to be delivered any customary documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent body) of each Group Member authorizing such increase in the Aggregate Commitments, in each case, to the extent reasonably requested by the Administrative Agent.
(iii)    Subject to acceptance and recording thereof pursuant to Section 2.06(c)(iv), from and after the effective date specified in the Commitment Increase Certificate (or if any Eurodollar Borrowings are outstanding, then the last day of the Interest Period in respect of such Eurodollar Borrowings, unless the Borrower has paid any compensation required by Section 5.02), the amount of the Aggregate Commitments shall be increased as set forth therein. In addition, to the extent necessary after giving effect to the modification to the Applicable Percentages of each Lender pursuant to Section 2.06(c)(v), the Lender shall purchase a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender shall hold its Applicable Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Aggregate Commitments (and the resulting modifications of each Lender’s Commitment pursuant to Section 2.06(c)(iv) or Section 2.06(c)(v)).
(iv)    Upon its receipt of a duly completed Commitment Increase Certificate, executed by the Borrower and the Lender party thereto, and the break-funding payments from the Borrower, if any, required by Section 5.02, if applicable, the Administrative Agent shall accept such Commitment Increase Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv). No increase in the Aggregate Commitments shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.06(c)(iv).
(v)    Upon any increase in the Aggregate Commitments pursuant to this Section 2.06(c), (A) each Lender’s Applicable Percentage shall be automatically deemed amended to the extent necessary so that each such Lender’s Applicable Percentage equals the percentage of the Aggregate Commitments represented by such Lender’s Commitment, in each case after giving effect to such increase, and (B) Annex I to this Agreement shall be deemed amended to reflect the Commitment of each Lender as thereby increased, any changes in the Lenders’ Commitments pursuant to the foregoing clause (A), and any resulting changes in the Lenders’ Applicable Percentages.
Section 2.07    [Reserved].

Section 2.08    [Reserved].
Section 2.09    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any other Loan Party, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the period from the Interim Facility Effective Date until the day which is five (5) Business Days prior to the end of the Availability Period; provided that, in addition to the conditions set forth in Section 6.03, the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if (x) the LC Exposure would exceed the LC Commitment, (y) the Revolving Credit Exposure of any Lender would exceed the Commitment of such Lender or (z) the total Revolving Credit Exposures would exceed the Availability Limit (collectively, the “LC Availability Requirements”). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Issuing Bank shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank or any of the Lenders to exceed any limits imposed by, any applicable Governmental Requirement.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:
(i)    requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;
(ii)    specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);
(iii)    specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.09(c));
(iv)    specifying the amount of such Letter of Credit;
(v)    specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and
(vi)    specifying the amount of the then effective Commitments and the Availability Limit, the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

Each notice shall constitute a representation that, after giving effect to the requested issuance, amendment, renewal or extension, as applicable, the LC Availability Requirements will be satisfied on the date of such issuance, amendment, renewal or extension.
If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that, in the event of any conflict between such application and the terms of this Agreement, the terms of this Agreement shall control.
(c)    Dollar Denominated; Expiration Date. Each Letter of Credit shall (i) be denominated in dollars and (ii) expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension of a Letter of Credit, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.09(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.09(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement and any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 Noon, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 A.M., on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 Noon, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, unless the Borrower has notified the relevant Issuing Bank and Administrative Agent that it will, and does, reimburse such LC Disbursement by the required date and time, the Borrower shall, subject to the satisfaction of the conditions to Borrowing set forth in Section 6.03, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. Each such payment shall be made to the Issuing Bank at its address for notices referred to herein in dollars and in immediately available funds. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.09(e), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.09(e) to reimburse the applicable Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.09(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.09(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or any other Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.09(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. An Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone

(confirmed by fax or other electronic transmission) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the applicable Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed such Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.09(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 2.09(h) shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.09(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)    Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall also be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with this Section 2.09(i) above. Subject to the appointment and acceptance of a successor Issuing Bank which is reasonably acceptable to the Borrower, any Issuing Bank may resign as an Issuing Bank at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with this Section 2.09(i).
(j)    Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding the deposit of Cash Collateral pursuant to this Section 2.09(j), (ii) [reserved], (iii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c) or (iv) the Borrower is required to Cash Collateralize a Defaulting Lender’s LC Exposure pursuant to Section 2.10, then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of (A) in the case of an Event of Default, the LC Exposure (net of any Cash Collateral already held at the applicable time by the Administrative Agent with respect to such LC Exposure) and (B) in the case of the LC Exposure exceeding the LC Commitment, the amount of such excess, and (C) in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank(s) and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.09(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank(s), the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantor’s obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank(s) for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.
Section 2.10    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    Commitment Fees. Commitment fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.05(a).
(b)    Waivers and Amendments. The Commitment and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.02); provided that, without prejudice to the terms of Section 12.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of each Lender or each Lender adversely affected thereby.
(c)    LC Exposure. If any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)    all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentage

(disregarding such Defaulting Lender’s Commitment) but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposure plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within one (1) Business Day following notice by the Administrative Agent Cash Collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.09(j) for so long as such LC Exposure is outstanding;
(iii)    if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is Cash Collateralized;
(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 3.05(a) and Section 3.05(b) shall be adjusted to reflect such reallocations; and
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all fees payable pursuant to Section 3.05(a) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or Cash Collateralized; and
(d)    Letters of Credit. So long as such Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrower in accordance with Section 2.10(c), and participating interests in any newly issued, extended, renewed or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.10(c)(i) (and such Defaulting Lender shall not participate therein).
(e)    New Letters of Credit. If (a) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (b) the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit, unless the Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Bank to defease any risk to it in respect of such Lender hereunder.
(f)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder; third, to Cash Collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender in accordance with Section 2.09(j); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future LC Exposure with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.09(j); sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or repayment of any Letter of Credit obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.10(c)(i). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.10 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(g)    Defaulting Lender Cure. In the event that the Administrative Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
Section 2.11    Collateral; Guarantee.
(a)    Priority and Liens. The parties hereto acknowledge and agree that, upon entry of the DIP Order and the delivery and execution of this Agreement, the Secured Obligations shall at all times be secured and perfected pursuant to, and have the superpriority claims and liens as set forth in the DIP Order, subject at all times to the Carve-Out.
(b)    Payment of Obligations. On the Termination Date, the Lenders shall be entitled to immediate payment of all Secured Obligations without further application to, or order of, the Bankruptcy Court.
(c)    No Discharge; Survival of Claims. Each Group Member agrees that (i) any confirmation order entered in the Cases shall not discharge or otherwise affect in any way any of the Secured Obligations, other than after Payment in Full and termination of the Commitments on or before the effective date of the applicable plan of reorganization, other than as may be contemplated in an Approved Plan of Reorganization and (ii) to the extent the Secured Obligations are not satisfied in full,

(A) the Secured Obligations shall not be discharged by the entry of a Confirmation Order (and each Loan Party, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (B) the Superpriority Claim granted to the Secured Parties pursuant to the DIP Order and the Liens granted to the Administrative Agent pursuant to the DIP Order shall not be affected in any manner by the entry of a confirmation order.
(d)    Perfection and Protection of Security Interests and Liens. The Loan Parties will from time to time deliver to the Administrative Agent all financing statements, amendments, assignments and continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by each Loan Party, as applicable, in form and substance reasonably satisfactory to the Administrative Agent, in each case, which the Administrative Agent reasonably requests for the purpose of perfecting, confirming, or protecting its lien and security interest in Collateral for the purpose of securing the Secured Obligations; provided that the Loan Parties acknowledge that all such liens and security interests are perfected upon entry of the Interim Order.
(e)    The Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof and the proper notice for (i) the motions seeking approval of the Loan Documents and the DIP Facility and (ii) the hearings for the approval of the Interim Order and the Final Order were given in each case. The Borrower has given, on a timely basis as specified in the Interim Order, all notices required to be given on or prior to the date of this representation to all parties specified in the Interim Order.
(f)    All Obligations of the Debtors to the Lenders under the Loan Documents, including all Loans made under the DIP Facility, shall, subject to the Carve-Out, at all times:
(i)    pursuant to Bankruptcy Code section 364(c)(1), be entitled to joint and several Superpriority Claim status in the Cases, which claims in respect of the New Money Facility and the Refinancing Facility shall be pari passu and shall be senior in priority and payment to the Pre-Petition Secured Obligations;
(ii)    pursuant to Bankruptcy Code section 364(c)(2), be secured by a perfected first priority Lien on the Collateral to the extent that such Collateral is not subject to valid, perfected and non-avoidable liens as of the Petition Date or liens that were in existence immediately prior to the Petition Date that are perfected as expressly permitted by the Bankruptcy Code; provided that Avoidance Action Proceeds shall not be so secured or perfected until entry of the Final Order;
(iii)    pursuant to Bankruptcy Code section 364(c)(3), be secured by a perfected junior lien on the Collateral that is subject only to the Non-Primed Liens; and
(iv)    pursuant to Bankruptcy Code section 364(d), be secured by a perfected first priority senior priming Lien on all other Collateral not described in clauses (ii) and (iii) above, which Lien shall be senior to the Adequate Protection Liens (as defined in the DIP Order) and senior and priming to (A) the Liens securing the Pre-Petition Credit Agreement and (B) any Liens that are junior to the Liens securing the Pre-Petition Credit Agreement or the Adequate Protection Liens (as defined in the DIP Order), and shall be junior only to the Non-Primed Liens and the Carve-Out.
ARTICLE III
PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01    Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.
Section 3.02    Interest.
(a)    ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
(b)    Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
(c)    Post-Default Rate. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, then all Loans and other amounts outstanding, shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.
(d)    Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    Interest Rate Computations. All interest shall be computed on the basis of a year of 360 days unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.
Section 3.03    Alternate Rate of Interest.
(a)    If prior to the first day of any Interest Period:
(i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means (including, without limitation, by means of an Interpolated Rate) do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
(ii)    the Administrative Agent shall have received notice from the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans included in such Borrowing for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, fax or other electronic transmission as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective (and such Borrowing shall be automatically converted into ABR Loans on the last day of the applicable Interest Period), and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made either as an ABR Borrowing or at an alternate rate of interest determined by the Majority Lenders as their cost of funds.
(b)    If any Lender determines that any Governmental Requirement has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Eurodollar Borrowing, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make, maintain, fund or continue Eurodollar Loans or to convert ABR Borrowings to Eurodollar Borrowings will be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower will upon demand from such Lender (with a copy to the Administrative Agent), either convert or prepay all Eurodollar Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such conversion or prepayment, the Borrower will also pay accrued interest on the amount so converted or prepaid.
(c)(i)    Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders; provided that, with respect to any proposed amendment containing a SOFR-Based Rate, the Majority Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Majority Lenders have delivered to the Administrative Agent written notice that such Majority Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 3.03(c) will occur prior to the Benchmark Transition Start Date.
(ii)        In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iii)    The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(c).
(iv)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period, the component of the Alternate Base Rate based upon the Adjusted LIBO Rate will not be used in any determination of the Alternate Base Rate.
Section 3.04    Prepayments.
(a)    Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay, without premium or penalty (except with respect to any amounts due under Section 5.02), any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).
(b)    Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by fax or other electronic transmission) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 P.M. three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 P.M. one (1) Business Day before the date of prepayment (or, in each case, such shorter time as the Administrative Agent may agree). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06(b), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06(b). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02 and any amounts due under Section 5.02.
(c)    Mandatory Prepayments.
(i)    Upon Optional Termination and Reduction. If, after giving effect to any termination or reduction of the Aggregate Commitments pursuant to Section 2.06(b), the aggregate Revolving Credit Exposures of all Lenders exceeds the Availability Limit, then the Borrower shall (A) prepay the Borrowings for New Money Loans on the date of such termination or reduction in an aggregate principal amount equal to the amount of such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of any LC Exposure, pay to the Administrative Agent on behalf of the

Lenders an amount equal to such remaining excess to be held as Cash Collateral as provided in Section 2.09(j).
(ii)    Upon any Dispositions, Unwinds and Incurrence of Indebtedness. Subject to the payment priorities set forth in the DIP Order, upon:
(A)    any Disposition or Unwind outside of the ordinary course of business pursuant to Section 9.11 or, if any Group Member otherwise sells any Property outside of the ordinary course of business as not otherwise permitted by this Agreement or receives any insurance proceeds or condemnation proceeds, the Borrower shall prepay first, the Refinanced Loans and second, if any amount is remaining, the New Money Loans, in an aggregate amount equal to one hundred percent (100%) of the Net Proceeds of such Disposition or Unwind. For the avoidance of doubt, nothing in this paragraph is intended to permit any Loan Party to sell Property other than pursuant to Section 9.11, and any such non-permitted sale will constitute a Default under this Agreement; and
(B)    the incurrence or issuance of any Indebtedness not permitted under Section 9.02 and the receipt of Net Proceeds thereof, the Borrower shall prepay first, the Refinanced Loans and second, if any amount is remaining, the New Money Loans, in an aggregate amount equal to one hundred percent (100%) of the Net Proceeds received in respect of such Indebtedness. For the avoidance of doubt, nothing in this paragraph is intended to permit any Group Member to incur Indebtedness other than as permitted under Section 9.02, and any such incurrence of Indebtedness shall be a violation of Section 9.02 and a breach of this Agreement.
(iii)    Application of Prepayments to Types of Borrowings. Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, ratably to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.
(iv)    Interest to be Paid with Prepayments. Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.
(d)    No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.
Section 3.05    Fees.
(a)    Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender (determined taking into account (i) both Loans and LC Exposure and (ii) the Availability Limit for the Interim Period) during the period from and including the date of this Agreement to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last Business Day of each calendar month and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year) (or in such other manner as the Administrative Agent shall provide so that such computation shall not exceed the Highest Lawful Rate), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to each applicable Issuing Bank a fronting fee, which shall accrue at the rate equal to the greater of (A) $750 and (B) 0.20% per annum (or such other rate as may be agreed to with such Issuing Bank) on the average daily amount of the LC Exposure attributable to such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure; provided that in no event shall such fee be less than $750.00 during any quarter unless no LC Exposure existed at any time during such quarter and (iii) to each Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last Business Day of March, June, September and December of each year shall be payable on such last Business Day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d)    Up-Front Fees. The Borrower agrees to pay to the Administrative Agent, for the ratable benefit of each Lender, an up-front fee (the “Up-Front Fee”) in an amount equal to 2.00% of the Commitments of New Money Loans, which fee shall be earned and due on (i) with respect to the portion of the Commitments that become available on the Interim Facility Effective Date, the date on which the Bankruptcy Court shall have entered the Interim Order and payable in full on the Interim Facility Effective Date (and which shall be paid out of (or netted from) the proceeds of a Borrowing made on the Interim Facility Effective Date) and (ii) with respect to the remaining portion of the Commitments that become available on the Final Facility Effective Date, the date on which the Bankruptcy Court shall have entered the Final Order and payable in full on the Final Facility Effective Date (and which may be paid out of (or netted from) the proceeds of a Borrowing made on the Final Facility Effective Date).
ARTICLE IV
PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS
Section 4.01    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)    Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 11:00 A.M., on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances, absent manifest error. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the applicable Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)    Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 4.02    Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 4.03    Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a), Section 2.09(d), Section 2.09(e) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 4.04    Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Secured Parties of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Secured Obligations and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, for so long as no Event of Default has occurred and is continuing, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to and retained by the Borrower or any other Loan Party and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Loan Parties.
ARTICLE V
INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES
Section 5.01    Increased Costs.
(a)    Changes in Law. If any Change in Law shall:
(i)    subject any Credit Party to any Taxes (other than (A) Indemnified Taxes, and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
(ii)    impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit (or participations therein) by, or any other acquisition of funds by, any office of such Lender or any Issuing Bank that is not otherwise included in the determination of the Adjusted LIBO Rate; or

(iii)    impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (in each case, other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Credit Party of making, converting into, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or other Credit Party of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or such other Credit Party (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such other Credit Party such additional amount or amounts as will compensate such Lender or such other Credit Party for such additional costs incurred or reduction suffered.
(b)    Capital and Liquidity Requirements. If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or Section 5.01(b), including in reasonable detail a description of the basis for such claim for compensation and a calculation of such amount or amounts, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 5.02    Break Funding Payments. The Borrower shall compensate each Lender for the loss, cost and expense attributable to any of the following (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.
A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02, including in reasonable detail a calculation of such amount or amounts, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 5.03    Taxes.
(a)    Defined Terms. For purposes of this Section 5.03, Section 5.04 and Section 5.05, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03), the applicable Credit Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Credit Party, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Notwithstanding the foregoing in this Section 5.03(d), a Loan Party shall not be required to indemnify any Credit Party pursuant to this Section 5.03(d) for any Indemnified Taxes unless such Credit Party makes demand on such Loan Party for indemnification no later than nine (9) months after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon such Credit Party for payment of such Indemnified Taxes, and (ii) the date on which such Credit Party has made payment of such Indemnified Taxes; provided that, for the avoidance of doubt, if the Indemnified Taxes imposed or asserted giving rise to such claims are retroactive, then the nine (9) month period referred to above still shall refer to the date on which written demand was made.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 5.03, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(g)(ii)(A), Section 5.03(g)(ii)(B) and Section 5.03(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States of America is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN; or
(4)    to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes with respect to such refund) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Loan Documents.
Section 5.04    Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
Section 5.05    Replacement of Lenders. If (a) any Lender requests compensation under Section 5.01, (b) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, (c) any Lender is a Defaulting Lender or (d) any Lender fails to consent to an election, consent, approval, amendment, waiver or other modification to this Agreement or any other Loan Document that requires the consent of all Lenders or of all Lenders directly affected thereby, and such election, consent, amendment, waiver or other modification is otherwise consented to by the Majority Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.02), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
ARTICLE VI
CONDITIONS PRECEDENT
Section 6.01    Interim Facility Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder during the Interim Period shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02) (the “Interim Facility Effective Date”):
(a)    Cases. (i) The Cases shall have been commenced and (ii) the motion to approve the Interim Order and the Final Order, and all “first day orders” entered at the time of commencement of the Cases shall be reasonably satisfactory in form and substance to the Administrative Agent.
(b)    Interim Order. The Administrative Agent shall have received a signed copy of the Interim Order which shall have been entered by the Bankruptcy Court on or before the fourth (4th) day after the Petition Date, and such Interim Order shall not have been vacated, reversed, modified amended or stayed.
(c)    Fees and Expenses. Subject to the Interim Order, all reasonable and documented pre- and post-petition fees, charges and expenses including, without limitation, (i) the fees, charges and expenses Simpson Thacher & Bartlett LLP, RPA Advisors, LLC and McGinnis Lochridge, in each case pursuant to invoices delivered to the Borrower at least two (2) Business Days before the Interim Facility Effective Date, (ii) the Up-Front Fee and (iii) all other amounts due and payable under Section 12.03 pursuant to invoices delivered to the Borrower at least two (2) Business Days before the Interim Facility

Effective Date, in each case as required to be paid on or before the Interim Facility Effective Date, shall have been paid or shall be paid out of (or netted from) the proceeds of the initial Borrowing.
(d)    Loan Documents. The Loan Documents shall be in form and substance reasonably satisfactory to the Borrower and the Administrative Agent and in connection therewith the Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.
(e)    Financial Information. The Administrative Agent and the Lenders shall have received the Historical Financial Statements.
(f)    Perfected Security Interest. The Administrative Agent for the benefit of the Secured Parties shall have a valid and perfected security interest in substantially all of the assets of the Loan Parties pursuant to the Interim Order.
(g)    Secretary’s Certificates. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower and each other Loan Party setting forth (i) resolutions of its board of directors or other appropriate governing body with respect to the authorization of such Person to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Person (A) who are authorized to sign the Loan Documents to which such Person is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such Responsible Officers, and (iv) the articles or certificate of incorporation and by-laws or other applicable Organizational Documents of such Person, certified by a Responsible Officer as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from such Person to the contrary.
(h)    Corporate Status; Good Standing Certificates. The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of each Loan Party in each jurisdiction where any such Loan Party is organized or owns Oil and Gas Properties.
(i)    Responsible Officer’s Certificate re: Consents, Approvals, Litigation. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent certifying that (i) the Borrower has received all government and third party approvals required by Section 7.03 and such approvals have been obtained on satisfactory terms and (ii) no action, proceeding or litigation (other than the Cases) is pending or threatened in any court or before any Governmental Authority that involves any Loan Document or that is seeking to enjoin or prevent the consummation of the Transactions.
(j)    Responsible Officer’s Certificate: Indebtedness. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent certifying that the Borrower and the Group Members will have outstanding no Indebtedness for borrowed money or Disqualified Capital Stock other than the Secured Obligations under this Agreement or other Indebtedness permitted by Section 9.02.
(k)    Patriot Act. The Administrative Agent shall have received all documentation and other information that is required by bank regulatory authorities under applicable “know your customer”

and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, for each Group Member, in each case no later than five (5) days prior to the Interim Facility Effective Date. To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Interim Facility Effective Date, the Administrative Agent and any Lenders who have provided a written request therefor shall have received a Beneficial Ownership Certification with respect to the Borrower.
(l)    No MAE. The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower, dated as of the Interim Facility Effective Date, certifying that since December 31, 2019 there shall not have occurred any change, development or event that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Borrower, its Subsidiaries, or their respective assets, business or financial condition, taken as a whole.
(m)    [Reserved].
(n)    Initial Budget. The Administrative Agent shall have received the initial Budget for the 13-week period following the Interim Facility Effective Date, which shall be in a form satisfactory to the Administrative Agent in its reasonable discretion and in substance reasonably acceptable to the Administrative Agent and the Financial Advisor (the “Initial Budget”), together with a certificate of the Borrower stating that such Initial Budget has been prepared on a reasonable basis and in good faith and is based on assumptions believed by the Borrower to be reasonable at the time made and from the best information then available to the Borrower.
(o)    Diligence; Title. The Administrative Agent shall have received title information as the Administrative Agent may reasonably require reasonably satisfactory to the Administrative Agent setting forth the status of title to at least 95% of the aggregate present net value of the existing Oil and Gas Properties as set forth in the Reserve Report.
(p)    Key Employee Plans. (i) No existing key employee retention plan or incentive plan shall have been amended or modified, (ii) no new key employee retention plan or incentive plan shall have been entered into, and (iii) no payment of any bonus, incentive, retention, severance, change of control or termination payments shall have been paid to any member of management, in each case within the seven (7) days prior to the Interim Facility Effective Date, except for a single one-time bonus paid to a member of management disclosed to the Administrative Agent prior to the date hereof in an amount that does not exceed $10,000.
The Administrative Agent shall notify the Borrower and the Lenders of the Interim Facility Effective Date, and such notice shall be conclusive and binding.
Section 6.02    Final Facility Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder during the Final Period shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02) (the “Final Facility Effective Date”):
(a)    Final Order. The Bankruptcy Court shall have entered the Final Order within forty (40) days (or such later date consented to by the Administrative Agent and the Majority Lenders) following the Petition Date, which Final Order shall (i) be in substantially the form of the Interim Order, with only such modifications thereto as are reasonably satisfactory in form and substance to the Administrative Agent, (ii) shall have been entered on the docket of the Bankruptcy Court and (iii) shall be in full force and effect and shall not have been (A) vacated, stayed or reversed, or (B) modified or amended in any respect without the prior written consent of the Administrative Agent and the Majority Lenders in their reasonable discretion.
(b)    The Debtors shall be in compliance in all material respects with (i) the DIP Order and (ii) Section 9.01(b).
The Administrative Agent shall notify the Borrower and the Lenders of the Final Facility Effective Date, and such notice shall be conclusive and binding.
Section 6.03    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the Refinanced Loans and initial funding of the New Money Loans on the Interim Facility Effective Date), and of the Issuing Bank(s) to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
(b)    The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date.
(c)    (i) During the Interim Period, the Interim Order shall be in full force and effect and shall not have been (A) vacated, stayed or reversed or (B) modified or amended in any respect without the prior written consent of the Administrative Agent and the Majority Lenders in their reasonable discretion and (ii) during the Final Period, the Final Order shall be in full force and effect and shall not have been (A) vacated, stayed or reversed or (B) modified or amended in any respect without the prior written consent of the Administrative Agent and the Majority Lenders in their reasonable discretion and (iii) the Loan Parties shall be in compliance with the applicable DIP Order.
(d)    The making of such Loan (or the issuance, renewal or extension of any Letter of Credit) shall not violate any Governmental Requirement and shall not be enjoined, temporarily, preliminarily or permanently.
(e)    At the time of and immediately after giving effect to each such Borrowing or the issuance, amendment, renewal or extension of each such Letter of Credit, or both, as applicable, the aggregate Revolving Credit Exposures for all Lenders shall not exceed the then-effective Availability Limit.
(f)    The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit (or an amendment, extension or renewal of a Letter of Credit) in accordance with Section 2.09(c), as applicable.

Each request for any such Borrowing and for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.03(a) through Section 6.03(e).
ARTICLE VII
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lenders (including on the Interim Facility Effective Date) that:
Section 7.01    Organization; Powers. Subject to any restrictions arising on account of the Borrower’s or any Subsidiaries’ status as a “debtor” under the Bankruptcy Code and entry of the DIP Order, each Group Member is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and foreign qualifications could not reasonably be expected to have a Material Adverse Effect.
Section 7.02    Authority; Enforceability. Subject to entry of the DIP Order and subject to any restrictions arising on account of the Borrower’s or any Subsidiaries’ status as a “debtor” under the Bankruptcy Code, the Transactions are within each Group Member’s corporate or equivalent powers and have been duly authorized by all necessary corporate or equivalent and, if required, owner action. Each Loan Document to which a Loan Party is a party has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, as applicable, enforceable in accordance with its terms, subject to entry of the DIP Order and subject to any restrictions arising on account of the Borrower’s or any Subsidiaries’ status as a “debtor” under the Bankruptcy Code and further subject to other applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 7.03    Approvals; No Conflicts. Subject to entry of the DIP Order, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect and other than (i) the recording and filing of financing statements and the Security Instruments as required by this Agreement and the applicable DIP Order and (ii) those third party approvals or consents which could not reasonably be expected to have a Material Adverse Effect, (b) will not violate (i) any applicable law or regulation or any order of any Governmental Authority in any material respect or (ii) the Organizational Documents of any Loan Party, (c) will not violate or result in a default under any material indenture, note, credit agreement or other similar instrument binding upon any Group Member or its Properties, or give rise to a right thereunder to require any payment to be made by any Group Member and (d) will not result in the creation or imposition of any Lien on any Property of any Group Member (other than the Liens created by the Loan Documents).
Section 7.04    Financial Condition; No Material Adverse Change.

(a)    The Borrower has heretofore furnished to the Lenders the Historical Financial Statements. Such financial statements, together with notes thereto, present fairly, in all material respects, the financial position of the Borrower and its Consolidated Subsidiaries as of such date in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.
(b)    The most recent financial statements, together with notes thereto, furnished pursuant to Section 8.01(a) present fairly, in all material respects, the financial condition and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of date thereof and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.
(c)    Since the Petition Date, and after giving effect to the Transactions, there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.
(d)    Neither the Borrower nor any other Group Member has on the Interim Facility Effective Date any material Indebtedness (including Disqualified Capital Stock) or any material contingent liabilities, material off-balance sheet liabilities or partnerships, liabilities for taxes, or material and unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments other than in respect of the Secured Obligations and the Pre-Petition Obligations.
Section 7.05    Litigation.
(a)    Subject to any restrictions arising on account of the Borrower’s or any Subsidiaries’ status as a “debtor” under the Bankruptcy Code and except for the Cases and as set forth on Schedule 7.05 there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against any Group Member that (i) are not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (ii) involve any Loan Document or the Transactions or (iii) are not otherwise subject to the automatic stay as a result of the Cases.
(b)    Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in a Material Adverse Effect.
Section 7.06    Environmental Matters. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(a)    the Group Members and each of their respective Properties and operations thereon are in compliance with all, and have not violated any, applicable Environmental Laws;
(b)    (i) the Group Members hold and are in compliance with all, and have not violated any, Environmental Permits required for their respective operations and each of their respective properties; (ii) all such Environmental Permits are in full force and effect; and (iii) no Group Member has received any notice or otherwise has knowledge that any such Environmental Permit may be revoked, adversely modified, or not renewed, or that any application for any Environmental Permit may be protested or denied or that the anticipated terms thereof may be adversely modified;

(c)    (i) there are no actions, claims, demands, suits, investigations or proceedings under any Environmental Laws or regarding any Hazardous Materials that are pending or, to the Borrower’s knowledge, threatened, against any Group Member or regarding any property with respect to which any Group Member has any interest or obligation, or as a result of any operations of any Group Member on any such property; and (ii) there are no consent decrees or other decrees, consent orders, administrative orders or other administrative, arbitral or judicial requirements outstanding under any Environmental Laws or regarding any Hazardous Materials, directed to any Group Member or as to which any Group Member is a party, or regarding any property with respect to which any Group Member has any interest or obligation;
(d)    (i) there has been no Release or, to the Borrower’s knowledge, threatened Release, of Hazardous Materials attributable to the operations of any Group Member at, on, under or from any Group Member’s currently or formerly owned, leased or operated property or, to the Borrower’s knowledge, at any other location (including any location to which Hazardous Materials have been sent for re-use, recycling, treatment, storage or disposal) for which any Group Member could be liable, and (ii) Hazardous Materials are not otherwise present at any such properties or other locations, in each case, in amounts or concentrations or under conditions which constitute a violation of any applicable Environmental Law, could reasonably be expected to give rise to any liability, or, with respect to any Mortgaged Property, could reasonably be expected to impair its fair saleable value;
(e)    no Group Member, nor to the Borrower’s knowledge any other Person for any property with respect to which any Group Member has any interest or obligation, has received any written notice of violation, alleged violation, non-compliance, liability or potential liability or request for information regarding Environmental Laws or Hazardous Materials, and, to the Borrower’s knowledge, there are no conditions or circumstances that would reasonably be expected to result in the receipt of any such notice or request for information;
(f)    no Group Member has assumed or retained any liability under applicable Environmental Laws or regarding Hazardous Materials that could reasonably be expected to result in liability to any Group Member; and
(g)    to the extent reasonably requested by the Administrative Agent, the Group Members have provided to Lenders complete and correct copies of all material environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in any Group Member’s possession or control and relating to their respective Properties or operations thereon.
Section 7.07    Compliance with the Laws; No Default.
(a)    Each Group Member is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)    No Default has occurred and is continuing.
Section 7.08    Investment Company Act. No Group Member is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09    Taxes. Each Group Member has timely filed or caused to be filed all material tax returns and reports required to have been filed and has paid or caused to be paid all material taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP, (b) to the extent otherwise excused or prohibited by the Bankruptcy Court and not otherwise authorized by the Bankruptcy Court or (c) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 7.10    ERISA. Except as could not, whether individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and to the extent excused by the Bankruptcy Court or as a result of the filing of the Cases:
(a)    each Plan is, and has been, operated, administered and maintained in compliance with, and the Borrower and each ERISA Affiliate have complied with, ERISA, the terms of the applicable Plan and, where applicable, the Code;
(b)    no act, omission or transaction has occurred which could result in imposition on the Borrower or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under Section 409 of ERISA;
(c)    no liability to the PBGC (other than required premiums payments which are not past due after giving effect to any applicable grace periods) by the Borrower or any ERISA Affiliate has been or is expected by any Group Member or any ERISA Affiliate to be incurred with respect to any Plan and no ERISA Event with respect to any Plan has occurred;
(d)    the actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not (determined as of the end of the most recent plan year) exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in Section 4041 of ERISA; and
(e)    neither the Borrower nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period immediately preceding the date hereof sponsored, maintained or contributed to, or has any actual or contingent liability to any Multiemployer Plan.
Section 7.11    Disclosure; No Material Misstatements. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any Loan Party is subject, and all other existing facts and circumstances applicable to the Loan Parties known to the Borrower, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other written information (other than any projections, forward-looking information or information of a general economic or industry specific nature) furnished by or on behalf of the Group Members to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading (giving effect to all supplements thereto); provided that, with respect to projected financial or other information, the Group Members represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the parties hereto that such projected financial or other information are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the Group Members’ control, and no assurance can be given that any particular financial projections will be realized, and that actual results during the period or periods covered by any such projections may differ from the projected results, and such differences may be material, and that there are industrywide risks normally associated with the types of businesses conducted by the Borrower and its Subsidiaries). There are no statements or conclusions in any Reserve Report which are based upon or include misleading material information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production, cost estimates, geographical or geological data and information of a general economic or general industry nature contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and the Group Members do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.
Section 7.12    Insurance. For the benefit of each Loan Party, the Borrower has insurance coverage in at least such amounts and against such risk (including public liability) as are required by Section 8.07.
Section 7.13    Restriction on Liens. Subject to any restrictions arising on account of the Borrower’s or any Subsidiaries’ status as a “debtor” under the Bankruptcy Code, no Group Member is a party to any material agreement or arrangement (other than Capital Lease Obligations or purchase money loan documents creating Liens permitted by Section 9.03(c), but then only on the Property subject of such Capital Lease Obligations or purchase money loan document or as otherwise permitted by Section 9.15), or, other than as a result of the Cases, subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Secured Obligations and the Loan Documents.
Section 7.14    Group Members. Schedule 7.14 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case on the Interim Facility Effective Date or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy of such disclosure to the Lenders), which shall be a supplement to Schedule 7.14. Each Guarantor and Subsidiary as of the Interim Facility Effective Date has been so designated on Schedule 7.14.
Section 7.15    Foreign Operations. No Group Member owns any Oil and Gas Properties not located within the geographical boundaries of the United States of America or in the offshore federal waters of the United States of America. No Group Member owns, directly or indirectly, any Subsidiary that is not a Domestic Group Member.
Section 7.16    Location of Business and Offices. The Borrower’s jurisdiction of organization is Nevada; the name of the Borrower as listed in the public records of its jurisdiction of organization is Lilis Energy, Inc.; and the organizational identification number of the Borrower in its jurisdiction of organization is E0615822007-2 (or, in each case, as set forth in an notice delivered to the Administrative Agent pursuant to Section 8.01(l) in accordance with Section 12.01). The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(l) and Section 12.01(c)). Each Group Member’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(l)).

Section 7.17    Properties; Title, Etc. Other than as a result of the Cases and subject to any necessary order or authorization of the Bankruptcy Court:
(a)    Each Group Member has good and defensible title to the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its material personal Properties other than Properties sold, transferred or otherwise disposed of in compliance with Section 9.11 from time to time or those leases that have expired in accordance with their terms, in each case, free and clear of all Liens except Liens permitted by Section 9.03, except in each case where failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. After giving full effect to the Excepted Liens, the Group Member specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and except as otherwise provided by statute, regulation or the standard and customary provisions of any applicable joint operating agreement, the ownership of such Properties shall not in any material respect obligate the Group Member to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Group Member’s net revenue interest in such Property.
(b)    All leases and agreements necessary for the conduct of the business of the Group Members are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.
(c)    The rights and Properties presently owned, leased or licensed by the Group Members including all easements and rights of way, include all rights and Properties necessary to permit the Group Members to conduct their business in all material respects in the same manner as its business is conducted on the date hereof.
(d)    The rights and properties presently owned, leased or licensed by the Group Member including all easements and rights of way, include all rights and properties necessary to permit the Group Members to conduct their respective businesses as currently conducted, except to the extent any failure to have any such rights or properties would not reasonably be expected to have a Material Adverse Effect.
(e)    Each Group Member owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property necessary to operate its business, and the use thereof by the Group Member does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Group Members either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.
Section 7.18    Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Group Members have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Group Members in all material respects. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Group Members is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Group Members is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Group Members. Subject to any necessary order or authorization of the Bankruptcy Court, all pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Group Members that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Group Members, in a manner consistent with the Group Members’ past practices (other than those the failure of which to maintain in accordance with this Section 7.18 could not reasonably be expected to have a Material Adverse Effect).
Section 7.19    Gas Imbalances. Except as set forth on Schedule 7.19, on a net basis there are no gas imbalances, take or pay or other prepayments which would require any Group Member to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding $1,000,000 of net aggregate liability.
Section 7.20    Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.20, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report, no material agreements exist, which are not cancelable on 60 days’ notice or less without penalty, for the sale of production from the Group Members’ Hydrocarbons (including calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof or the date of such Reserve Report, as applicable.
Section 7.21    [Reserved].
Section 7.22    Swap Agreements. Schedule 7.22, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(d), as of the date specified therein, sets forth a true and complete list of all Swap Agreements of the Group Members, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes) the estimated net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied, but excluding the Security Instruments) and the counterparty to each such agreement. The Borrower is a Qualified ECP Counterparty.
Section 7.23    Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used by the Borrower (a) to provide working capital for the Group Members and for other general corporate purposes in accordance with the Budget, (b) in the case of the Refinancing Facility, to refinance the Pre-Petition Non-Affiliate Obligations, pursuant to the terms set forth in Article II, (c) to pay related transaction costs, fees and expenses, (d) to make adequate protection payments as authorized by the Bankruptcy Court in the Interim Order or the Final Order, as applicable and (e) to pay obligations arising from or related to the Carve-Out. Notwithstanding anything to the contrary, no portion of the Loans or the Collateral (including any cash collateral) shall be used (i) to challenge the validity, perfection, priority, extent or enforceability of the obligations under the DIP Facility or the facility under the Pre-Petition Credit Agreement, (ii) to investigate or assert any other claims or causes of action against the Administrative Agent, the Arranger, any other agent or any Lender with respect to any holder of any such obligations, except as agreed by the Administrative Agent and provided in the DIP Order or (iii) for any act which has the effect of materially or adversely modifying or compromising the rights and remedies of the Administrative Agent or the Lenders or any such party with respect to the DIP Facility or any Pre-Petition Loan Documents. No Group Member is engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.
Section 7.24    [Reserved].
Section 7.25    Foreign Corrupt Practices. Neither the Borrower nor any of its Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Borrower, its Subsidiaries and its and their Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures as it reasonably deems appropriate, in light of its business and international activities, if any, designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith in all material respects.
Section 7.26    Anti-Corruption Laws; Sanctions; OFAC.
(a)    The Borrower has implemented and maintains in effect policies and procedures, if any, as it reasonably deems appropriate, in light of its business and international activities (if any), designed to, in all material respects, ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.
(b)    The Borrower, its Subsidiaries, and to such Person’s knowledge, its respective officers and employees and, to the knowledge of the Borrower, its directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Group Member being designated as a Sanctioned Person.
(c)    None of (i) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (ii) to the knowledge of the Borrower, any agent of the Borrower that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
(d)    The Borrower will not directly or, to its knowledge, indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any applicable Sanctions.

Section 7.27    [Reserved].
Section 7.28    EEA Financial Institution. No Loan Party is an EEA Financial Institution.
ARTICLE VIII
AFFIRMATIVE COVENANTS
Until Payment in Full, the Debtors and each Guarantor covenant and agree with the Lenders that:
Section 8.01    Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent for delivery to each Lender:
(a)    Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each Fiscal Year, the audited consolidated balance sheet for the Borrower and its Consolidated Subsidiaries and related statements of operations, stockholders’ equity, and cash flows as of the end of and for such Fiscal Year, setting forth in comparative form the figures for the previous Fiscal Year, all reported on by BDO USA, LLP or other independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis, in each case, in accordance with GAAP consistently applied.
(b)    Quarterly Financial Statements. As soon as available, but in any event no later than the earlier of (i) the date that financial statements are required to be filed in accordance with then applicable law and (ii) 60 days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of the Borrower commencing with the Fiscal Quarter ending June 30, 2020, the unaudited consolidated balance sheet for the Borrower and its Consolidated Subsidiaries and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth, in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.
(c)    Certificate of Financial Officer - Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a Compliance Certificate (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) certifying that the Borrower has been in compliance with Section 9.01 at such times as required therein and in connection therewith, setting forth reasonably detailed calculations demonstrating such compliance, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recently delivered financial statements referred to in Section 8.01(a) and Section 8.01(b) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) specifying any change in the identity of the Subsidiaries and Guarantors as at the end of such Fiscal Year or Fiscal Quarter, as the case may be, from the Subsidiaries and Guarantors, respectively, provided to the Lenders on the Interim Facility Effective Date or the most recent Fiscal Year or Fiscal Quarter, as the case may be.
(d)    Certificate of Financial Officer - Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer, setting forth as of a recent date, a true and complete list of all Swap Agreements of each Group Member, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor (as of the last Business Day of the period covered by such financial statements), any new credit support agreements relating thereto (other than Security Instruments) not listed on Schedule 7.22, any margin required or supplied under any credit support document, and the counterparty to each such agreement.
(e)    Certificate of Insurer -- Insurance Coverage. Within thirty (30) days following any renewal of, or material change in, the insurance maintained in accordance with Section 8.07, certificates of insurance coverage with respect to the insurance required by Section 8.07, in form and substance reasonably satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.
(f)    SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Group Member with the SEC or with any national securities exchange.
(g)    Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or material notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement evidencing any material Indebtedness, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.
(h)    Lists of Purchasers. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a list of all Persons purchasing Hydrocarbons from any Group Member (or, with respect to Oil and Gas Properties that are not operated by a Group Member, a list of the operators of such properties) the Borrower or any other Loan Party who collectively account for at least 90% of the revenues resulting from the sale of all Hydrocarbons from the Borrower and such other Loan Parties.
(i)    Notice of Sales of Oil and Gas Properties and Unwinds of Swap Agreements. In the event the Borrower or any other Group Member intends to (i) Dispose of any Oil and Gas Properties (or any Equity Interests of any Group Member that owns Oil and Gas Properties) and/or (ii) Unwind or otherwise Dispose of any Swap Agreement, prior written notice of the foregoing (of at least five (5) Business Days or such shorter time as the Administrative Agent may agree in its sole discretion), the price thereof, in the case of Oil and Gas Properties (or any Equity Interests of any Group Member that owns Oil and Gas Properties), and, in each case, the anticipated decline in the mark-to-market value thereof or net cash proceeds therefrom, in the case of Swap Agreements, and, in each case, the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent.
(j)    Notice of Casualty Events. Prompt written notice, and in any event within three (3) Business Days (or such other time as the Administrative Agent may agree), of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event of any Property of any Group Member.

(k)    Information Regarding Borrower and Guarantors. At least ten (10) Business Days prior written notice (or such other time as the Administrative Agent may agree in its sole discretion) of any change (i) in a Loan Party’s name or in any trade name used to identify such Loan Party in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Loan Party’s chief executive office or principal place of business, (iii) in the Loan Party’s jurisdiction of organization, and (iv) in the Loan Party’s federal taxpayer identification number.
(l)    Production Report and Lease Operating Statements. (i) Beginning on the first Thursday following the Petition Date, and on every Thursday thereafter a report setting forth, for each calendar month during the then current Fiscal Year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties. (ii) Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a report setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each calendar month during the then current Fiscal Year to date.
(m)    Patriot Act. Promptly upon request, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.
(n)    Budget. Beginning on the second Thursday following the Petition Date, and on every second Thursday thereafter, (i) an accounts payable aging of the Group Members and (ii) a budget (including (A) cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts, including anticipated Borrowings, and (B) disbursements for the Group Members, including, for the avoidance of doubt, management compensation disbursements and uses of the proceeds of Borrowings) covering the 13-week period following the date of such delivery, in the case of clauses (i) and (ii), in form and substance reasonably satisfactory to the Administrative Agent and the Financial Advisor.
(o)    Notices of Certain Changes. Promptly, but in any event within thirty (30) days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other Organizational Document of the Borrower or any other Group Member.
(p)    Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.
(q)    [Reserved].
(r)    Variance Reports. No later than 5:00 p.m. (New York time) on the last Business Day of every second week, beginning with the last Business Day of the second week after the week in which the Petition Date occurs, the Borrower shall deliver to the Administrative Agent, a statement of actual cash inflows and outflows, for the Borrower and the other Loan Parties on a consolidated basis, for the two immediately preceding weeks (such two week period, a “Variance Period”), together with a comparison to the Budget for the corresponding period and a detailed explanation of any variance in excess of fifteen percent (15%) of the projected aggregate cash expenses and disbursements for such Variance Period as set forth in the then applicable Budget, in each case, other than (i) professional fees, expenses and disbursements incurred in the Cases during such Variance Period and (ii) any fluctuations in the amount (but not the quantum of interest) of royalty payments, payments to working interest holders or similar payments due on account of production of oil and gas interests that are attributable to changes in commodity prices, respectively, for such Variance Period as forecast in the then applicable Budget.
(s)    Monthly Operating Reports. Substantially concurrently with the filing thereof with the Bankruptcy Court, the monthly operating report of the Debtors required to be filed with the Bankruptcy Court.
(t)    Motions, etc. To the extent reasonably practicable at least one day prior to, and in any event no later than the day after, such filing or distribution, copies of all pleadings and motions to be filed by or on behalf of the Debtors with the Bankruptcy Court or the United States Trustee in the Cases, or to be distributed by or on behalf of the Debtors to any official committee appointed in the Cases; provided that copies of pleadings and motions to be so filed by or on behalf of the Borrower or any of the Guarantors to the extent directly relating to this Agreement or any other Loan Documents, including, without limitation, any amendment, modification or supplement to this Agreement (or a waiver of the provisions thereof) or any other matter adversely affecting the liens, claims or rights of the Lenders under this Agreement or any other Loan Document in any material respect shall be delivered to the Administrative Agent and counsel to the Administrative Agent at least one day prior to such filing.
Section 8.02    Notices of Material Events. The Borrower will furnish to the Administrative Agent (for delivery to each Lender) prompt written notice of the following:
(a)    Defaults. The occurrence of any Default or Event of Default;
(b)    Governmental Matters. Other than the Cases, the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting any of the Group Members or any Affiliate thereof not previously disclosed in writing to the Administrative Agent or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Administrative Agent) that, in either case, if adversely determined, would reasonably be expected to result in a Material Adverse Effect; and
(c)    Material Adverse Effect. Any other development that results in, or could reasonably be expected to result in a Material Adverse Effect.
Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 8.03    Existence; Conduct of Business. Each Debtor will, and will cause each Group Member to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises necessary to the conduct of its business and maintain, if necessary, its qualification to do business in each other material jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except to the extent that the failure to maintain such rights, licenses, permits, privileges and franchises or to be so qualified could not reasonably be expected to cause a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.10.

Section 8.04    Payment of Obligations. Each Debtor will, and will cause each Group Member to, pay its obligations, including material tax liabilities, before the same shall become delinquent or in default, except where (a) such payment is excused by, or is otherwise prohibited by the provisions of the Bankruptcy Code or order of the Bankruptcy Court or (b)(i) in the case of tax liabilities, the taxes are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect or (ii) in the case of obligations other than material tax liabilities, the failure to make such payment could not reasonably be expected to result in a Material Adverse Effect.
Section 8.05    Performance of Obligations under Loan Documents. Except where such payment is excused by, or is otherwise prohibited by the provisions of the Bankruptcy Code or order of the Bankruptcy Court, the Borrower will pay the Loans according to the reading, tenor and effect thereof, and each Debtor will, and will cause each Group Member to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.
Section 8.06    Operation and Maintenance of Properties. Subject to any necessary order or authorization of the Bankruptcy Court, each Debtor will (at its own expense), and will cause each other Group Member to:
(a)    operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the customary practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all applicable Governmental Requirements, including applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect;
(b)    subject to Dispositions permitted hereunder, keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear and depletion excepted) all of its material Oil and Gas Properties and other Properties material to the conduct of its business, unless the Borrower determines in good faith that the continued maintenance of such Oil and Gas Properties and other Properties is no longer economically desirable, necessary or useful to the business of the Loan Parties;
(c)    promptly (i) pay and discharge, or use commercially reasonable efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and other similar payments accruing under the leases or other agreements affecting or pertaining to its material Oil and Gas Properties, except to the extent being contested in good faith by appropriate actions and (ii) do all other things necessary, in accordance with industry standards, to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder; except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(d)    promptly perform or use commercially reasonable efforts to cause to be performed, in accordance with customary industry standards, the material obligations required by each and all of the material assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties; and
(e)    operate its Oil and Gas Properties and other material Properties or use commercially reasonable efforts to cause such Oil and Gas Properties and other material Properties to be operated in accordance with the customary practices of the industry and in material compliance with all applicable material contracts and agreements and in compliance in all material respects with all Governmental Requirements, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
To the extent a Debtor is not the operator of any Property, the Debtors shall use commercially reasonable efforts to cause the operator to comply with this Section 8.06; provided that failure of such operator to comply with this Section 8.06 shall not constitute a Default or Event of Default.
Section 8.07    Insurance. Each Debtor will, and will cause each Group Member to, maintain, with financially sound and reputable insurance companies, insurance, in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in the applicable insurance policy or policies shall be endorsed in favor of and made payable to the Administrative Agent as sole “loss payee” or other formulation acceptable to the Administrative Agent and such liability policies shall name the Administrative Agent and the Lenders as “additional insureds”. To the extent that the insurer will agree to do so, such policies will also provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.
Section 8.08    Books and Records; Inspection Rights. Each Debtor will, and will cause each Group Member to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Governmental Requirements shall be made of all dealings and transactions in relation to its business and activities. Each Debtor will, and will cause each Group Member to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior written notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.
Section 8.09    Compliance with Laws. Subject to any necessary order or authorization of the Bankruptcy Court, each Debtor will, and will cause each Group Member to:
(a)    comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property in all material respects.
(b)    maintain in effect and enforce policies and procedures, if any, as it reasonably deems appropriate, in light of its business and international activities (if any), designed to ensure compliance in all material respects by the Group Members and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.
Section 8.10    Environmental Matters.
(a)    Subject to the any necessary order or authorization of the Bankruptcy Court, each Debtor will, and will cause each Group Member to: (i) comply with all applicable Environmental Laws, and undertake reasonable efforts to ensure that all tenants and subtenants (if any), and all Persons with whom any Debtor or any Group Member has contracted for the exploration, development, production, operation, or other management of an oil or gas well or lease, comply with all applicable Environmental Laws; and (ii) generate, use, treat, store, release, transport, dispose of, and otherwise manage all Hazardous Materials in a manner that could not reasonably be expected to result in any liability to any Debtor or any Group Member or to adversely affect any real property owned, leased or operated by any of them, and take reasonable efforts to prevent any other Person from generating, using, treating, storing, releasing, transporting, disposing of, or otherwise managing Hazardous Materials in a manner that could reasonably be expected to result in a liability to any Debtor or any Group Member, or with respect to any Mortgaged Property, could reasonably be expected to adversely affect its fair saleable value (for the avoidance of doubt, with respect to activities on properties neighboring such real property, such reasonable efforts shall not include any obligation to monitor such activities or properties); it being understood that this clause (a) shall be deemed not breached by a noncompliance with any of the foregoing (i) or (ii) if, upon learning of such noncompliance or any condition that results from such noncompliance, any affected Debtor or Group Member promptly develops and diligently implements a response to such noncompliance and any such condition that is consistent with principles of prudent environmental management and all applicable Environmental Laws, and provided that such response and condition, in the aggregate with any other such responses and conditions, could not reasonably be expected to have a Material Adverse Effect.
(b)    Each Debtor will, and will cause each Group Member to, promptly, but in no event later than five (5) days after learning of any action, investigation, demand or inquiry contemplated by this Section 8.10(b), notify the Administrative Agent in writing of any action, investigation, demand, or inquiry by any Person threatened in writing or commenced against any Debtor or any Group Member, or any of their property or any property with respect to which a Debtor or a Group Member has any interest or obligation, in connection with any applicable Environmental Laws or regarding any Hazardous Materials (excluding routine testing and corrective action), unless the Borrower reasonably determines, based on the information reasonably available to it at the time, that such action, investigation, demand or inquiry is unlikely to result in costs and liabilities in excess of $100,000 (it being understood that the amount will be determined in the aggregate with the costs and liabilities of all related similar actions, investigations, demands or inquiries) and in any case could not reasonably be expected to have a Material Adverse Effect (it being understood that the Borrower shall be deemed to have given notice under this Section 8.10(b) regarding the matters set forth on Schedule 8.10(b) to this Agreement to the extent such matters are described thereon).
(c)    If an Event of Default has occurred and is continuing, the Administrative Agent may (but shall not be obligated to), at the expense of the Debtors (such expenses to be reasonable in light of the circumstances), conduct such investigation as it reasonably deems appropriate to determine the nature and extent of any noncompliance with applicable Environmental Laws, the nature and extent of the presence of any Hazardous Material and the nature and extent of any other environmental conditions that may exist at or affect any of the Mortgaged Properties, and the Debtors and each relevant Group Member shall reasonably cooperate with the Administrative Agent in conducting such investigation and in implementing any response to such noncompliance, Hazardous Material or other environmental condition as the Administrative Agent reasonably deems appropriate. Such investigation and response may include, without limitation, a detailed visual inspection of the Mortgaged Properties, including all storage areas, storage tanks, drains and dry wells and other structures and locations, as well as the taking of soil samples, surface water samples, and ground water samples and such other investigations or analyses as the Administrative Agent deems appropriate, and any containment, cleanup, removal, repair, restoration, remediation or other remedial work. Upon reasonable request and notice, the Administrative Agent and its officers, employees, agents and contractors shall have and are hereby granted the right to enter upon the Mortgaged Properties for the foregoing purposes.

Section 8.11    Further Assurances.
(a)    Each Debtor (at its sole expense) will, and will cause each Group Member to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to (i) further evidence and more fully describe the collateral intended as security for the Secured Obligations, (ii) correct any omissions in this Agreement or the Security Instruments, (iii) state more fully the obligations secured therein, (iv) perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or (v) make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the reasonable discretion of the Administrative Agent to ensure that the Administrative Agent, on behalf of the Secured Parties, has a perfected security interest in all assets of the Loan Parties.
(b)    The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Borrower or any other Loan Party where permitted by law, which financing statements may contain a description of collateral that describes such property in any manner as the Administrative Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral consistent with the terms of the Loan Documents, including describing such property as “all assets” or “all property” or words of similar effect. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.
Section 8.12    [Reserved].
Section 8.13    [Reserved].
Section 8.14    Additional Collateral; Additional Guarantors.
(a)    [Reserved].
(b)    Each Debtor shall guarantee the Secured Obligations pursuant to the Guarantee. In connection with any such guarantee, each Debtor shall promptly, (i) execute and deliver a Counterpart Agreement, and any other Loan Document reasonably requested by the Administrative Agent and (ii) pledge all of the Equity Interests of owned by Debtor pursuant to a Security Instrument or other Loan Document.
(c)    Each Subsidiary of a Loan Party now existing or created, acquired or coming into existence after the date hereof, other than the Guarantors party hereto, shall promptly execute and deliver to the Administrative Agent a Counterpart Agreement and any Security Instrument or other Loan Document (or joinder thereto) as may be required by the Administrative Agent. Such Subsidiary shall deliver to the Administrative Agent, simultaneously with its delivery of such Counterpart Agreement and any such Security Instrument or other Loan Document (or joinder), (i) written evidence reasonably satisfactory to the Administrative Agent that such Subsidiary has taken all organizational action necessary to duly approve and authorize its execution, delivery and performance of such Counterpart Agreement (including under the Loan Guarantee), any such Security Instrument and any other documents which it is required to execute, and (ii) such additional closing documents, certificates and opinions of counsel as the Administrative Agent shall reasonably require.

Section 8.15    ERISA Compliance. Each Debtor will promptly furnish and will cause each Group Member and any ERISA Affiliate to promptly furnish to the Administrative Agent (a) upon becoming aware of the occurrence of any ERISA Event or of any Prohibited Transaction, which could reasonably be expected to have a Material Adverse Effect, in connection with any Plan or any trust created thereunder, a written notice of the Borrower or such other Group Member or ERISA Affiliate, as the case may be, specifying the nature thereof, what action such Person is taking or proposes to take with respect thereto, if any, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (b) upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. Promptly following any request therefor by the Administrative Agent in respect of documents received, the Borrower will furnish or will cause any applicable Group Member and any applicable ERISA Affiliate to furnish to the Administrative Agent copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Group Member or any ERISA Affiliate may request with respect to any Multiemployer Plan to which any Group Member or any ERISA Affiliate contributes or has an obligation to contribute; provided, that if the Group Members or any of their ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Group Members and/or their ERISA Affiliates shall promptly, but in any event within five (5) Business Days following such request, make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly, but in any event within five (5) Business Days following receipt thereof; and provided further that if the Borrower, any other Group Member or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or other Group Member or the applicable ERISA Affiliate shall not be required to make a request for such documents or notices more than once during any one twelve month period.
Section 8.16    Cash Management. Each Group Member shall maintain their cash management system as required by the Cash Management Order.
Section 8.17    EEA Financial Institution. No Loan Party is an EEA Financial Institution.
Section 8.18    [Reserved].
Section 8.19    [Reserved].
Section 8.20    [Reserved].
Section 8.21    Operators’ Lien Waiver. The Debtors will, and will cause each Group Member and each Affiliate of any Group Member that is an operator of any Oil and Gas Properties of any Group Member to, within thirty (30) days following the Administrative Agent’s reasonable request therefor (or such longer period as the Administrative Agent may agree in its sole discretion), execute and deliver an operator’s lien waiver agreement in substantially similar form as was delivered in connection with the Pre-Petition Credit Agreement by the Debtors.
Section 8.22    Marketing Activities. Each Debtor will, and will cause each Group Member to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto only with respect to (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Group

Members that one of the Group Members has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (iii) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.
Section 8.23    Chapter 11 Milestones. Each Debtor shall take the following actions by the following dates (such dates, collectively, the “Chapter 11 Milestones”):
(a)    the Debtors shall have obtained approval of the Interim Order within four (4) days following the Petition Date;
(b)    the Debtors shall have filed a notice of removal with the Bankruptcy Court and the District Court of Harris County, Texas, 333rd Judicial District with respect to the ARM/SCM Litigation within ten (10) days of the Petition Date;
(c)    the Debtors shall have filed a motion to approve the Approved Bidding Procedures within fifteen (15) days following the Petition Date;
(d)    the Debtors shall have obtained approval of the Final Order within fifty (50) days following the Petition Date;
(e)    the Debtors shall have filed the Approved Plan of Reorganization and the Disclosure Statement within fifty (50) days following the Petition Date;
(f)    the Debtors shall have obtained an order in form and substance satisfactory to the Administrative Agent approving the Approved Bidding Procedures within fifty (50) days following the Petition Date;
(g)    the Debtors shall have obtained approval of the Disclosure Statement within eighty-five (85) days following the Petition Date;
(h)    if the Debtors have received more than one qualifying bids satisfying the Approved Bidding Procedures, the Auction shall have occurred within one-hundred (100) days following the Petition Date;
(i)    the Debtors shall have obtained the Confirmation Order within one-hundred-twenty (120) days following the Petition Date;
(j)    if the Debtors have received any qualifying bids satisfying the Approved Bidding Procedures, the Approved Sale shall have closed no later than one-hundred-twenty (120) days after the Petition Date; and
(k)    an Approved Plan of Reorganization shall be effective within one-hundred-tthirty-five (135) days following the Petition Date.
Section 8.24    Dataroom. Within forty (40) days following the Interim Facility Effective Date, each Debtor will, and will cause each Group Member to, establish and maintain a dataroom satisfactory to the Administrative Agent for prospective bidders under the Approved Bidding Procedures and populate such dataroom with all information, including a customary confidential information memorandum and “teaser”, with respect to the Debtors’ assets necessary for such bidders to bid in accordance with the Approved Bidding Procedures.
Section 8.25    Certificate of Insurance. Within five (5) Business Days following the Interim Facility Effective Date, the Borrower will deliver to the Administrative Agent certificates of insurance coverage of the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent evidencing that the Loan Parties are carrying insurance in accordance with Section 7.12.
ARTICLE IX
NEGATIVE COVENANTS
Until Payment in Full, the Debtors and each Guarantor covenant and agree with the Lenders that:
Section 9.01    Financial Covenants.
(a)    Minimum Liquidity. Beginning on the Final Facility Effective Date and thereafter, the Debtors will not permit, and will not permit any Group member to permit, Liquidity to be less than 1,500,000 for any period of two (2) consecutive Business Days.
(b)    Variances. The Debtors will not permit, and will not permit any Group Member to permit, during any Variance Period, the actual aggregate cash expenses and disbursements of the Group Members during such Variance Period to be more than one-hundred-and-fifteen percent (115%) of the projected aggregate cash expenses and disbursements for such Variance Period as set forth in the then applicable Budget, in each case, other than (i) professional fees, expenses and disbursements incurred in the Cases during such Variance Period and (ii) any fluctuations in the amount (but not the quantum of interest) of royalty payments, payments to working interest holders or similar payments due on account of production of oil and gas interests that are attributable to changes in commodity prices, respectively, for such Variance Period as forecast in the then applicable Budget.
Section 9.02    Indebtedness. The Debtors will not, and will not permit any Group Member to, incur, create, assume or suffer to exist any Indebtedness, except:
(a)    the Loans and the other Secured Obligations;
(b)    to the extent existing on the Petition Date, purchase money Indebtedness, Indebtedness of any Group Member under Capital Lease Obligations, and extensions, renewals, and replacements of any such Indebtedness that do not increase the aggregate principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (b) shall not exceed $2,500,000 in the aggregate at any one time outstanding;
(c)    to the extent existing on the Petition Date, unsecured Indebtedness associated with worker’s compensation claims, bonds or surety obligations required by Governmental Requirements or by third parties in the ordinary course of business;
(d)    (i) Indebtedness between the Borrower and its Subsidiaries which are Loan Parties, (ii) Indebtedness between the Subsidiaries of the Borrower which are Loan Parties and (iii) Indebtedness extended to the Borrower and its Subsidiaries which are Loan Parties by any Group Members; provided that any such Indebtedness owed by either the Borrower or a Guarantor shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent;
(e)    Indebtedness in respect of the Pre-Petition Obligations;
(f)    endorsements of negotiable instruments for collection in the ordinary course of business;
(g)    any guarantee of any other Indebtedness permitted to be incurred hereunder;
(h)    unsecured Indebtedness in respect of Swap Agreements entered into in compliance with Section 9.17;
(i)    to the extent existing on the Petition Date, Indebtedness arising under insurance premium financing arrangements for insurance policies required hereunder or otherwise maintained by a Debtor or any Group Member in the ordinary course of business;
(j)    to the extent existing on the Petition Date, Indebtedness arising with respect to agreements providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or capital stock (including partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest) of a Subsidiary solely to the extent such transaction is permitted under this Agreement;
(k)    to the extent existing on the Petition Date, Indebtedness (other than Indebtedness for borrowed money) incurred or deposits made by the Borrower or any Loan Party (i) under worker’s compensation laws, unemployment insurance laws or similar legislation, (ii) in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Borrower or any Loan Party is a party, (iii) to secure public or statutory obligations of the Borrower or any Loan Party, and (iv) of cash or U.S. Government Securities made to secure the performance of statutory obligations, surety, stay, customs and appeal bonds to which the Borrower or any Loan Party is party in connection with the operation of the Oil and Gas Properties, in each case in the ordinary course of business;
(l)    Indebtedness existing on the Petition Date and set forth in Schedule 9.02;
(m)    Indebtedness in respect of Adequate Protection Obligations to the extent, and subject to the conditions set forth in, the DIP Order; and
(n)    to the extent existing on the Petition Date, Indebtedness in connection with the endorsement of negotiable instruments and other obligations in respect of cash management services, netting services, overdraft protection and similar arrangements, in each case incurred in the ordinary course of business.
Section 9.03    Liens. The Debtors will not, and will not permit any Group Member to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:
(a)    Liens securing the payment of any Secured Obligations;

(b)    Excepted Liens;
(c)    Liens existing on the Petition Date securing Indebtedness permitted by Section 9.02(b) but only on the Property that is the subject of any such Indebtedness (and any repairs, replacements, additions, fixtures, modifications, accessions and improvements thereto, insurance thereon, and the proceeds of the foregoing);
(d)    Liens securing the Pre-Petition Obligations; provided that such Liens are subject to the terms and conditions of the DIP Order;
(e)    [Reserved];
(f)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; and
(g)    Liens in respect of Adequate Protection Obligations to the extent, and subject to the conditions set forth in, the DIP Order.
Section 9.04    Restricted Payments; Limitations on Debt Payments, Redemption and Amendments.
(a)    The Debtors will not, and will not permit any of the Group Members to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
(i)    the Borrower may make Restricted Payments with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock);
(ii)    Subsidiaries may declare and pay dividends and other Restricted Payments ratably to the Borrower and any other Loan Party; and
(iii)    the Debtors may make Restricted Payments in an aggregate amount acceptable to the Administrative Agent in its sole discretion in connection with stock option plans or other benefit plans for management or employees of the Debtors that have been approved by an order of the Bankruptcy Court reasonably satisfactory to the Administrative Agent.
(b)    Redemptions. The Debtors will not, and will not permit any Group Member to, make any Redemption or any other prepayments of principal, interest or payment of fees on, or in connection with, the Pre-Petition Loan Documents or any other Indebtedness, other than payments expressly provided for herein or pursuant to orders entered upon pleadings in form and substance reasonably satisfactory to the Administrative Agent; and
(c)    Amendments. No Debtor shall consent to any amendment, waiver, or other modification of the Pre-Petition Loan Documents or any other Indebtedness for borrowed money.
Section 9.05    Investments, Loans and Advances. The Debtors will not, and will not permit any Group Member to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:
(a)    Investments which are disclosed in Schedule 9.05;

(b)    accounts receivable arising in the ordinary course of business or under Section 9.09;
(c)    Investments in Cash Equivalents;
(d)    Investments (i) made by the Borrower in or to its Subsidiaries which are Loan Parties (or Persons that become Loan Parties substantially contemporaneously with such Investments), (ii) made by the Subsidiaries of the Borrower which are Loan Parties to each other and the Borrower or (iii) made by any Group Member in or to the Borrower or to its Subsidiaries which are Loan Parties (or Persons that become Loan Parties substantially contemporaneously with such Investments);
(e)    Subject to the limits in Section 9.06 and solely to the extent in existence on the Petition Date, Investments in direct ownership interests in Oil and Gas Properties and gas gathering systems related thereto or related to gas and mineral leases, unitization agreements, joint bidding agreements, service contracts or similar agreements that a reasonable and prudent oil and gas industry owner or operator would find acceptable, farm-out, farm-in, joint operating, joint venture, joint development or other area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located, in each case, within the geographic boundaries of the United States of America;
(f)    [Reserved];
(g)    [Reserved];
(h)    Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to a Group Member as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of a Group Member; provided that the Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(h) exceeds $250,000;
(i)    demand deposits with financial institutions, prepaid expenses and extensions of trade credit in the ordinary course of business (and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss);
(j)    Investments constituting Indebtedness permitted under Section 9.02(d);
(k)    extensions of trade credit and purchases of assets and services (including purchases of inventory, supplies and materials) in the ordinary course of business; and
(l)    Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices.
Section 9.06    Nature of Business; No International Operations. Subject to any restrictions arising on account of the Debtors’ status as a “debtor” under the Bankruptcy Code and entry of the DIP Order, the Debtors and the Group Members, taken as a whole, will not allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. The Debtors and the Group Members will not acquire or make any other expenditures (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States of America or in the offshore federal waters of the United States of America. No Debtor or Group Member will have any Foreign Subsidiaries.
Section 9.07    Proceeds of Loans. The Debtors will not permit the proceeds of the Borrowings to be used for any purpose other than those permitted by Section 7.23. No Loan Party nor any Person acting on behalf of the Borrower has taken or will take any action which may cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Exchange Act, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 9.08    ERISA Compliance. Except as could not, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Debtors will not, and will not permit any Group Member or ERISA Affiliate to, at any time:
(a)    engage in any transaction in connection with which the Debtors, any Group Member or any ERISA Affiliate, could be subject to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;
(b)    terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of a Debtor, a Group Member or any ERISA Affiliate to the PBGC;
(c)    fail to make, or permit any ERISA Affiliate to fail to make, after giving effect to any applicable grace period, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, a Debtor, any Group Member or any ERISA Affiliate is required to pay as contributions thereto;
(d)    fail to satisfy, or allow any ERISA Affiliate to fail to satisfy, the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), in any case whether or not waived, with respect to any Plan; and
(e)    acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to any Debtor, Group Member or ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period immediately preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA and determined as of the end of the most recent plan year) of such Plan allocable to such benefit liabilities.

Section 9.09    Sale or Discount of Receivables. Except for receivables obtained by the Debtors and the Group Members out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Debtors will not, and will not permit any Group Member to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.
Section 9.10    Mergers, Etc. The Debtors will not, and will not permit any Group Member to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person, (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve, except, in each case, in connection with an Approved Plan of Reorganization.
Section 9.11    Sale of Properties. The Debtors will not, and will not permit any Group Member to, sell, assign, farm-out, convey or otherwise transfer any Property (subject to Section 9.10) except for:
(a)    the sale or other Disposition of Hydrocarbons in the ordinary course of business;
(b)    Dispositions of any Property of any Debtor pursuant to an order of the Bankruptcy Court; provided that such Disposition shall be subject to the prior consent of the Administrative Agent;
(c)    the sale or transfer of equipment that (i) is obsolete, worn out, or no longer necessary for the business of such Debtor or such Group Member or (ii) is replaced by equipment of at least comparable value and use;
(d)    [Reserved]
(e)    [Reserved];
(f)    transfers of Properties from any Group Member to the Borrower or any Subsidiary of the Borrower; provided, that, if the transferor of such Property is a Loan Party, the transferee shall be a Loan Party;
(g)    Casualty Events with respect to Properties which are not Oil and Gas Properties;
(h)    [Reserved];
(i)    Dispositions of accounts receivable in connection with the collection or compromise thereof (other than in connection with any financing transaction);
(j)    [Reserved];
(k)    [Reserved];
(l)    any cash or Cash Equivalents in the ordinary course of business for their Fair Market Value;

(m)    claims against customers, working interest owners, other industry partners or any other Person in connection with workouts or bankruptcy, insolvency or other similar proceedings with respect thereto; provided that the consideration received for such claim is at least equal to Fair Market Value;
(n)    solely to the extent constituting a Disposition, the incurrence of Liens, the making of Investments and the making of Restricted Payments, in each case as expressly permitted by this Agreement;
(o)    [Reserved]; and
(p)    leases, subleases, licenses or sublicenses (on a non-exclusive basis with respect to any intellectual property) of real, personal or intellectual property in the ordinary course of business.
Section 9.12    Sales and Leasebacks. The Debtors will not, and will not permit any other Group Member to, enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member.
Section 9.13    Environmental Matters. The Debtors will not, and will not permit any Group Member to, undertake (or allow to be undertaken at any property subject to its control) anything which will subject any such property to any obligation to conduct any investigation or remediation under any applicable Environmental Laws or regarding any Hazardous Material that could reasonably be expected to have a Material Adverse Effect, it being understood that the foregoing will not be deemed to limit (i) any obligation under applicable Environmental Law to disclose any relevant facts, conditions or circumstances to the appropriate Governmental Authority as and to the extent required by any such Environmental Law, (ii) any investigation or remediation required to be conducted under applicable Environmental Law, (iii) any investigation reasonably requested by a prospective purchaser of any property, provided that such investigation is subject to conditions and limitations (including indemnification and insurance obligations regarding the conduct of such investigation) that are reasonably protective of the Debtors and any Group Member, or (iv) any investigation or remediation required pursuant to any lease agreements with the owners of any Properties.
Section 9.14    Transactions with Affiliates. The Debtors will not, and will not permit any Group Member to, enter into any transaction, including any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than (i) transactions between or among the Loan Parties and (ii) those approved by the Bankruptcy Court pursuant to an order in form and substance reasonably satisfactory to the Administrative Agent) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.
Section 9.15    Negative Pledge Agreements; Dividend Restrictions. The Debtors will not, and will not permit any Group Member to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts (a) such Debtor or any Group Member from granting, conveying, creating or imposing any Lien on any of its Property to secure the Secured Obligations or (b) such Debtor or any Group Member from paying dividends or making distributions to any Loan Party; provided that (i) the foregoing shall not apply to restrictions and conditions under the Loan Documents, the documentation evidencing any Specified Preferred Stock and the Pre-Petition Loan Documents, (ii) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 9.02(b) if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iii) [reserved], (iv) the foregoing shall not apply to restrictions or conditions imposed by documents creating Liens which are described in clause (d), (f), (i), or (j) of the definition of “Excepted Liens”, (but then only with respect to the property or asset that is the subject of the applicable lease, document or license described in such clause) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its property in favor of the Administrative Agent and the Secured Parties or restricts any Debtor or Group Member from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith, and (v) clauses (a) and (b)(v) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
Section 9.16    Take-or-Pay or Other Prepayments. The Debtors will not, and will not permit any Group Member to, allow take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Debtors or any Group Member that would require such Debtor or such Group Member to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed 2.0% of the annual production of gas of the Debtors and the other Group Members for the most recent calendar year, on an mcf equivalent basis in the aggregate.
Section 9.17    Swap Agreements.
(a)    The Debtors will not, and will not permit any Group Member to, enter into any Swap Agreements with any Person other than:
(i)    Swap Agreements with an Approved Counterparty in respect of commodities entered into not for speculative purposes the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is entered into: eighty-five percent (85%) of the reasonably anticipated projected production from proved developed producing reserves from Oil and Gas Properties (as such production is projected in the most recent Reserve Report delivered pursuant to the terms of this Agreement) for each month during such period for each of crude oil, natural gas and natural gas liquids, calculated separately; provided, that (A) put option contracts or floors that are not related to corresponding calls, collars or swaps shall not be included in calculating such percentage threshold and (B) such Swap Agreements shall not, in any case, have a tenor of greater than four (4) years. It is understood that Swap Agreements in respect of commodities which may, from time to time, “hedge” the same volumes, but different elements of commodity risk thereof, shall not be aggregated together when calculating the foregoing limitations on notional volumes; and
(ii)    Swap Agreements in respect of interest rates with an Approved Counterparty, which effectively convert interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Debtors then in effect effectively converting interest rates from floating to fixed) do not exceed 100% of the then outstanding principal amount of all Loans and Pre-Petition Loans.
(b)    [Reserved];
(c)    Swap Agreements shall only be entered into in the ordinary course of business (and not for speculative purposes);

(d)    No Swap Agreement in respect of commodities shall be terminated, unwound, cancelled or otherwise disposed of except to the extent permitted by Section 9.11; and
(e)    If, after the end of any calendar month, the aggregate volume of all Swap Agreements in respect of commodities for which settlement payments were calculated in such calendar month (other than puts, floors, and basis differential swaps on volumes hedged by other Swap Agreements) exceeded 100% of actual production of crude oil, natural gas and natural gas liquids, calculated separately, in such calendar month, then, to the extent necessary, the Debtors shall terminate, create off-setting positions, allocate volumes to other production such Debtor or any Group Member is marketing, or otherwise unwind existing Swap Agreements such that, at such time, future hedging volumes will not exceed 100% of reasonably anticipated projected production of crude oil, natural gas and natural gas liquids, calculated separately, for the then-current and any succeeding calendar months.
Section 9.18    Amendments to Organizational Documents. The Debtors shall not, and shall not permit any Group Member to, amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) its Organizational Documents in any respect that could reasonably be expected to be materially adverse to the interests of the Administrative Agent or the Lenders without the consent of the Administrative Agent.
Section 9.19    Changes in Fiscal Periods. The Debtors shall not, and shall not permit any Group Member to have its Fiscal Year end on a date other than December 31 or change the method of determining Fiscal Quarters.
Section 9.20    Key Employee Plans. Other than as contemplated by the Restructuring Support Agreement, no Debtor shall, and shall not permit any Group Member to, (a) enter into any key employee retention plan or incentive plan, (b) amend or modify any existing key employee retention plan or incentive plan or (c) pay any bonus, incentive, retention, severance, change of control or termination payments to any member of management, unless such plan, amendment, modification or payment is reasonably satisfactory to the Administrative Agent.
Section 9.21    Superpriority Claims. The Debtors will not, and will not permit any Group Member to, incur, create, assume, suffer to exist or permit any other Superpriority Claim that is pari passu with or senior to the claims of the Secured Parties against the Debtors except with respect to the Carve-Out.
Section 9.22    Amendments to Approved Plan of Reorganization and Approved Bidding Procedures. The Debtors shall not, and shall not permit any Group Member to, amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) the Approved Plan of Reorganization or the Approved Bidding Procedures after approval by the Bankruptcy Court without the consent of the Administrative Agent.
ARTICLE X
EVENTS OF DEFAULT; REMEDIES
Section 10.01    Events of Default. One or more of the following events shall constitute an “Event of Default”:
(a)    Payments. The Debtors shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise;

(b)    Interest Payments. The Debtors shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;
(c)    Representations, Etc. Any representation or warranty made or deemed made by or on behalf of the Debtors or any Group Member in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, notice, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (unless already qualified by materiality in which case such applicable representation and warranty shall prove to have been incorrect) when made or deemed made;
(d)    Certain Covenants. (i) The Debtors or any Group Member shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(l)(i), Section 8.01(r), Section 8.02, Section 8.03 (solely with respect to legal existence of the Borrower), Section 8.14 or in Article IX;
(e)    Other Covenants. The Debtors or any Group Member shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b), Section 10.01(c) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (A) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer of any Debtor or such Group Member otherwise becoming aware of such default;
(f)    Payment Default Under Other Indebtedness. The Debtors or any Group Member shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness incurred after the Petition Date in an aggregate principal amount in excess of $250,000 (other than the Loans and Letters of Credit), when and as the same shall become due and payable and such failure continues after the applicable grace or notice period, if any, specified in the relevant document for such Indebtedness;
(g)    Default Under Other Indebtedness. Without limiting Section 10.01(f), any other event or condition occurs that results in any Indebtedness incurred after the Petition Date in an aggregate principal amount in excess of $250,000 (other than the Loans and Letters of Credit) of any Debtor or any Group Member becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable notice periods, if any, and any applicable grace periods) the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any other Group Member to make an offer in respect thereof;
(h)    [Reserved].
(i)    [Reserved].
(j)    Judgments. (i) One or more judgments following the Petition Date for the payment of money in an aggregate amount in excess of the greater of $250,000 (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding), (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect shall be rendered against any Debtor or any Group Member or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed (including as a result of the automatic stay under the Cases) or (iii) an injunction shall be entered against any Debtor in the ARM/SCM Litigation;
(k)    Loan Documents. The Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Loan Party party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any other Loan Party or any of their Affiliates shall so state or assert in writing;
(l)    ERISA Events.     (a)(i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; (ii) any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); (iii) an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); (iv) any Plan shall have an accumulated funding deficiency (whether or not waived); and (v) any Debtor, any Group Member or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); and (b) there would result from any event or events set forth in Section 10.01(l) the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and (c) such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect;
(m)    Change in Control. A Change in Control shall occur;
(n)    Changes in Cases. The Cases shall be dismissed or converted to a Chapter 7 case;
(o)    Chapter 11 Trustee. A Chapter 11 trustee, a responsible officer or an examiner with enlarged powers (other than a fee examiner) beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code shall be appointed relating to the operation of the business of any Loan Party in the Cases;
(p)    Interim Order; Final Order. The entry of the Final Order shall not have occurred on or prior to the date that is fifty (50) days following the Petition Date, or there shall be a breach by any Loan Party of any material provisions of the Interim Order (prior to entry of the Final Order) or the Final Order, or the Interim Order (prior to entry of the Final Order) or Final Order shall cease to be in full force and effect or shall have been reversed, modified, amended, stayed, vacated, supplemented or subject to stay pending appeal, in the case of any supplement, modification or amendment, without the prior written consent of Administrative Agent, or an order shall be entered in the Cases denying or terminating use of cash collateral by the Debtor;
(q)    Section 506(c) Order. An order shall be entered in the Cases charging any of the Collateral under Section 506(c) of the Bankruptcy Code against the Lenders under which any person takes action against the Collateral or that becomes a final non-appealable order, or the commencement of other actions that are adverse to the Administrative Agent, the Arranger, the Lenders or their respective rights and remedies under the DIP Facility in any of the Cases or inconsistent with the Loan Documents;
(r)    Third Party Foreclosure Order. An order shall be entered granting relief from any stay of proceeding (including, without limitation, the automatic stay) so as to allow a third party to proceed with foreclosure (or granting of a deed in lieu of foreclosure) against any asset with a value in excess of $100,000;
(s)    Payment of Pre-Petition Claims; Set-Off. (a) The Debtors shall make payment of any pre-Petition Date claims (other than as permitted by the Interim Order, the Final Order or pursuant to an order entered in the Cases that is supported, or not objected to, by the Administrative Agent), (b) any Person exercises set-off or recoupment against a Group Member for an amount in excess of $100,000 and (c) the Debtors file a motion seeking or the Bankruptcy Court enters an order approving any settlement or other stipulation not approved by the Administrative Agent (which approval shall not be unreasonably withheld) with any secured creditor of any Debtor providing for payments as adequate protection or otherwise to such secured creditor;
(t)    Liens. Any Lien securing or Superpriority Claim in respect of the obligations under the DIP Facility shall cease to be valid, perfected (if applicable) and enforceable in all respects or to have the priority granted under the Interim Order and the Final Order, as applicable;
(u)    Superpriority Claims or Liens. Except, in each case, with respect to the Carve-Out, there shall exist any claims or charges, or the Bankruptcy Court shall enter an order authorizing any claims or charges, or the Debtors shall seek, or support a third party seeking, entry of an order authorizing any claims or charges, other than in respect of the DIP Facility or as otherwise permitted under the Loan Documents, entitled to superpriority under Section 364(c)(1) of the Bankruptcy Code pari passu or senior to the DIP Facility, or there shall arise or be granted by the Bankruptcy Court, or the Debtors shall seek, or shall support a third party seeking, entry of an order authorizing (i) any claim having priority over any or all administrative expenses of the kind specified in clause (b) of Section 503 or clause (b) of Section 507 of the Bankruptcy Code (other than the Carve-Out) or (ii) any Lien on the Collateral having a priority senior to or pari passu with the liens and security interests granted herein, except as expressly provided herein or in the Interim Order or the Final Order, whichever is in effect;
(v)    Adverse Claims. The Borrower or any other Group Member shall obtain court authorization to commence, or shall commence, join in, assist, support or otherwise participate as an adverse party in any suit or other proceeding against the Administrative Agent, the Arranger or any of the Lenders relating to the DIP Facility or the Pre-Petition Credit Agreement, or any court of competent jurisdiction enters an order granting such authorization;
(w)    Other Plans of Reorganization. The filing by the Debtors, or confirmation of, a plan of reorganization, other than an Approved Plan of Reorganization;
(x)    Approved Plan of Reorganization. After the entry thereof by the Bankruptcy Court, the Confirmation Order shall cease to be in full force and effect, or any Loan Party shall fail to satisfy in full all obligations under the DIP Facility on or prior to the effective date of the Approved Plan of Reorganization or fail to comply in any material respect with the Confirmation Order, or the Confirmation Order shall have been revoked, remanded, vacated, reversed or rescinded, or the Confirmation Order or Approved Plan is modified or amended in a manner adverse to the Administrative Agent, the Lenders, the Pre-Petition Agent or the Pre-Petition Non-Affiliated Lenders, in each case without the consent of the Administrative Agent;

(y)    Dispositions. Except as otherwise consented to by the Majority Lenders, the Debtors or any Group Member shall have sold or otherwise Disposed, or filed a motion to sell or otherwise Dispose, of all or a material portion of the Collateral pursuant to the Bankruptcy Code other than as permitted pursuant to (i) an Approved Sale, (ii) the Approved Plan of Reorganization or (iii) the Loan Documents;
(z)    Exclusivity. An order of the Bankruptcy Court terminating the exclusive right of any Debtor to file a Chapter 11 plan pursuant to section 1121 of the Bankruptcy Code; or
(aa)    Chapter 11 Milestones. Failure to satisfy any of the Chapter 11 Milestones in accordance with the terms relating to such Chapter 11 Milestone.
(bb)    Restructuring Support Agreement. The Restructuring Support Agreement terminates as a result of a breach thereof by any Group Member or an exercise of a fiduciary out by any Group Member.
Section 10.02    Remedies.
(a)    In the case of an Event of Default, at any time thereafter during the continuance of such Event of Default, and without further order of the Bankruptcy Court but subject to the terms of the DIP Order, as applicable, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments and/or the LC Commitments, and thereupon the Commitments and/or the LC Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder and under the Loans and the other Loan Documents (including the payment of cash collateral to secure the LC Exposure as provided in Section 2.09(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Loan Party.
(b)    In the case of the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity; including, without limitation, all rights and remedies set forth in the Interim Order or the Final Order, subject to any notice requirements set forth therein.
(c)    All proceeds realized from the liquidation or other Disposition of, or collection on, Collateral and any other amounts (whether in cash or otherwise) received by the Administrative Agent or any Secured Party after the occurrence and continuation of an Event of Default and/or maturity of the Loans, whether from the Borrower, another Loan Party, by acceleration or otherwise, shall be applied:
(i)    first, to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;
(ii)    second, pro rata to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii)    third, pro rata to payment of accrued interest on the Loans payable to the Lenders;
(iv)    fourth, pro rata to payment of principal outstanding on the Loans, Secured Obligations referred to in clause (b) and (c) of the definition of Secured Obligations and LC Disbursements payable to the Lenders;
(v)    fifth, pro rata to payment of any other Secured Obligations payable to the Lenders;
(vi)    sixth, to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; and
(vii)    seventh, any excess, after all of the Secured Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.
ARTICLE XI
THE ADMINISTRATIVE AGENT
Section 11.01    Appointment; Powers. Each Lender and Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 12.04) hereby authorizes and directs the Administrative Agent to enter into the Security Instruments on behalf of such Lender, in each case, as needed to effectuate the transactions permitted by this Agreement and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of such applicable Security Instrument. Without limiting the provisions of Sections 11.02 and 12.03, each Lender hereby consents to the Administrative Agent and any successor serving in such capacity and agrees not to assert any claim (including as a result of any conflict of interest) against the Administrative Agent, or any such successor, arising from the role of the Administrative Agent or such successor under the Loan Documents so long as it is either acting in accordance with the terms of such documents and otherwise has not engaged in gross negligence or willful misconduct.
Section 11.02    Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any other Group Member that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and the other Group Members or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Interim Facility Effective Date or Final Facility Effective Date, as applicable, specifying its objection thereto.
Section 11.03    Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default or Event of Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or Governmental Requirement. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the Lenders and the Issuing Bank(s) hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 11.05    Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Section 11.06    Resignation of Administrative Agent. The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank(s) and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint from among the Lenders a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank(s), appoint a qualified financial institution as successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Section 11.07    Administrative Agent as a Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
Section 11.08    No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Administrative Agent shall not be required to keep themselves informed as to the performance or observance by, the Borrower or any of the other Group Members of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of any such Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Arranger shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Group Member (or any of their Affiliates) which may come into the possession of such agent or any of its Affiliates. In this regard, each Lender acknowledges that Simpson Thacher & Bartlett LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.
Section 11.09    Administrative Agent May File Proofs of Claim. In the Cases or in the case of the pendency of any other receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of the other Loan Parties, the Administrative Agent (irrespective of whether the principal of any Loan or LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 3.05 and Section 12.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 11.10    Authority of Administrative Agent to Release Guarantors and Collateral and Liens. The Lenders, each Issuing Bank and each other Secured Party:

(a)    irrevocably authorize the Administrative Agent to comply with the provisions of Section 12.18 (without requirement of notice to or consent of any Person except as expressly required by Section 12.02(b)) and
(b)    authorize the Administrative Agent to execute and deliver to the Loan Parties, any and all releases of Liens, termination statements, assignments or other documents as reasonably requested by such Loan Party in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.11 or is otherwise authorized by the terms of the Loan Documents.
Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under Article XIII pursuant to this Section 11.10 or Section 12.18.
Section 11.11    Duties of the Arranger. The Arranger shall not have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than its duties, responsibilities and liabilities in its capacity as the Administrative Agent or a Lender hereunder.
Section 11.12    Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Credit Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be credit bid by the Administrative Agent at the direction of the Majority Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any Disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 12.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason, such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
Section 11.13    [Reserved].
Section 11.14    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(i)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,
(ii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iii)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)    The Administrative Agent, and the Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
ARTICLE XII
MISCELLANEOUS
Section 12.01    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone and subject to Section 12.01(b), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
(i)    if to the Borrower, to it at:
Lilis Energy, Inc.
Address:
201 Main Street, Suite 700
Fort Worth, TX 76102
Attention: Joseph C. Daches
Email: jdaches@lilisenergy.com

With a copy to:
Vinson & Elkins, LLP
Address:
The Grace Building
1114 Avenue of the Americas
32nd Floor
New York, NY 10036
Attention: David Meyer
Email: dmeyer@velaw.com

(ii)    if to the Administrative Agent, to it at:
BMO Harris Bank N.A.
Address:
700 Louisiana Street, Suite 2100
Houston, TX 77002
Attention: Melissa Guzmann
Email: melissa.guzmann@bmo.com
(iii)    if to the Issuing Bank, to it at:
BMO Harris Bank N.A.
Address:
700 Louisiana Street, Suite 2100
Houston, TX 77002
Attention: Melissa Guzmann
Email: melissa.guzmann@bmo.com
(iv)    if to any other Lender or Issuing Bank, to it at its address (or fax number) set forth in its Administrative Questionnaire.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 12.02    Waivers; Amendments.
(a)    No failure on the part of the Administrative Agent, any Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.
(b)    Subject to Section 3.03(c) and Section 2.06(c)(ii)(G), neither this Agreement nor any provision hereof nor any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into (x) by the Borrower and/or the other applicable Loan Parties and the Majority Lenders or (y) by the Borrower and/or the other applicable Loan Parties and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall:
(i)    (A) increase the Commitment of any Lender without the written consent of such Lender or (B) increase the Interim Facility Commitment Cap without the consent of each Lender,
(ii)    [Reserved],
(iii)    reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Secured Obligations hereunder or under any other Loan Document, without the written consent of each Lender affected thereby,
(iv)    postpone the scheduled date of (A) payment or prepayment of the principal amount of any Loan or LC Disbursement, (B) any interest thereon, or (C) any fees payable hereunder, or any other Secured Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone the Termination Date without the written consent of each Lender affected thereby,
(v)    change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender,
(vi)    waive or amend Section 10.02(c) without the written consent of each Lender (other than any Defaulting Lender); provided that any waiver or amendment to Section 10.02(c) or to this proviso in this Section 12.02(b)(vi), or any amendment or modification to any Security Instrument that results in the Secured Swap Agreement secured by such Security Instrument no longer being secured thereby on an equal and ratable basis with the principal of the Loans, or any amendment or other change to the definition of the terms “Secured Swap Agreement,” or “Secured Swap Provider”, which would result in an equivalent effect shall also require the written consent of each Secured Swap Provider adversely affected thereby,

(vii)    release any Guarantor (other than as a result of a transaction permitted hereby), release all or substantially all of the collateral (other than as provided in Section 11.10) without the written consent of each Lender (other than any Defaulting Lender), or
(viii)    change any of the provisions of this Section 12.02(b) or the definitions of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender (other than Defaulting Lenders); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or Issuing Bank, as the case may be.
Notwithstanding the foregoing, any supplement to any Schedule shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.
(c)    Notwithstanding anything to the contrary contained in the Loan Documents, (A) in the case of clauses (i) through (iv), the Administrative Agent and the Borrower or (B) in the case of clause (v), the Administrative Agent, in each case may amend, modify or supplement any Loan Document without the consent of any Lender in order to (i) correct, amend, cure or resolve any ambiguity, omission, defect, typographical error, inconsistency or other manifest error therein, (ii) add a guarantor or collateral or otherwise enhance the rights and benefits of the Lenders, (iii) make administrative or operational changes not adverse to any Lender, (iv) adhere to any local Governmental Requirement or advice of local counsel not adverse to any Lender or (v) implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 3.03(c) in accordance with the terms of Section 3.03(c).
(d)    Notwithstanding anything to the contrary contained in any Loan Documents, the Commitment of any Defaulting Lender may not be increased without its consent.
(e)    Notwithstanding anything to the contrary contained in any Loan Documents, the Administrative Agent may (without the consent of the Lenders or any other holder of any Secured Obligations) enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 3.03(c) in accordance with the terms thereof.
Section 12.03    Expenses, Indemnity; Damage Waiver.
(a)    The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental invasive and non-invasive assessments and audits and surveys and appraisals, in connection with the syndication of this Agreement, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided, that, counsel shall be limited to one (1) counsel for the Administrative

Agent and its Affiliates, taken as a whole one (1) firm of local counsel in each relevant jurisdiction for the Administrative Agent, one (1) regulatory counsel to the Administrative Agent and its Affiliates with respect to a relevant regulatory matter, taken as a whole, and, solely in the case of a conflict of interest, one (1) additional counsel (and if necessary, one local counsel and one regulatory counsel in each relevant jurisdiction for each matter) for the affected parties similarly situated, (ii) all reasonable and documented costs, expenses, taxes, assessments and other charges incurred by the Administrative Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein or conducting of title reviews, mortgage matches and collateral reviews, (iii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iv) all documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    THE BORROWER SHALL AND SHALL CAUSE EACH LOAN PARTY TO INDEMNIFY THE ADMINISTRATIVE AGENT, THE ARRANGER, THE ISSUING BANK AND EACH LENDER, THEIR RESPECTIVE AFFILIATES, AND THEIR RESPECTIVE RELATED PARTIES (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR THE INDEMNITEES (SUCH LEGAL EXPENSES TO BE LIMITED TO ONE COUNSEL FOR THE INDEMNITEES TAKEN AS A WHOLE, ONE FIRM OF LOCAL COUNSEL IN EACH RELEVANT JURISDICTION FOR THE INDEMNITEES TAKEN AS A WHOLE ONE REGULATORY COUNSEL TO THE INDEMNITEES WITH RESPECT TO A RELEVANT REGULATORY MATTER, TAKEN AS A WHOLE, AND, SOLELY IN THE CASE OF A CONFLICT OF INTEREST, ONE ADDITIONAL COUNSEL (AND IF NECESSARY, ONE LOCAL COUNSEL AND ONE REGULATORY COUNSEL IN EACH RELEVANT JURISDICTION FOR EACH MATTER) FOR THE AFFECTED INDEMNITEES SIMILARLY SITUATED), INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF, AND ANY ENFORCEMENT AGAINST THE BORROWER OR ANY OTHER GROUP MEMBER OF ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, (ii) THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (iii) THE FAILURE OF THE BORROWER OR ANY OTHER GROUP MEMBER TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iv) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY OTHER GROUP MEMBER SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (v) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING

(A) ANY REFUSAL BY AN ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (vi) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vii) THE OPERATIONS OF THE BUSINESS OF THE BORROWER OR ANY OTHER GROUP MEMBER BY SUCH PERSONS, (viii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (ix) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS OR ANY LIABILITY UNDER ENVIRONMENTAL LAW RELATED TO THE BORROWER OR ANY OTHER GROUP MEMBER, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY OTHER GROUP MEMBER OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY OR (xi) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY ANY LOAN PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES INCLUDING ORDINARY NEGLIGENCE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (x) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM (1) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (2) A MATERIAL BREACH IN BAD FAITH BY SUCH INDEMNITEE OF ITS EXPRESS OBLIGATIONS UNDER THIS AGREEMENT AT A TIME WHEN THE BORROWER HAS NOT BREACHED ITS OBLIGATIONS HEREUNDER IN ANY MATERIAL RESPECT OR (y) RELATE TO ANY PROCEEDING SOLELY BETWEEN OR AMONG INDEMNITEES OTHER THAN (1) CLAIMS AGAINST ANY AGENT, ISSUING BANK OR ARRANGER OR THEIR RESPECTIVE AFFILIATES IN THEIR CAPACITY OR IN FULFILLING THEIR ROLE UNDER ANY LOAN DOCUMENT TO THE EXTENT SUCH INDEMNITEE IS OTHERWISE ENTITLED TO INDEMNIFICATION IN ACCORDANCE WITH THIS SECTION 12.03(b) AND (2) LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES THAT ARISE OUT OF ANY ACT OR OMISSION ON THE PART OF THE BORROWER OR ANY OTHER LOAN PARTY. NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF INFORMATION OR OTHER MATERIALS OBTAINED THROUGH ELECTRONIC, TELECOMMUNICATIONS OR OTHER INFORMATION TRANSMISSION SYSTEMS, EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE FOUND BY A FINAL AND NON-APPEALABLE DECISION OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. THIS SECTION 12.03(B) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, OR DAMAGES ARISING FROM ANY NON-TAX CLAIM.

(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Arranger or the Issuing Bank under Section 12.03(a) or Section 12.03(b), each Lender severally agrees to pay to the Administrative Agent, the Arranger or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Arranger or the Issuing Bank in its capacity as such.
(d)    To the extent permitted by Governmental Requirements, the Borrower shall not, and shall cause each Group Member not to, assert, and hereby waives and agrees to cause each Group Member to waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof whether occurring on, prior to or after the date hereof.
(e)    All amounts due under this Section 12.03 shall be payable not later than thirty (30) days after written demand therefor.
Section 12.04    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated herein, the Related Parties of each of the Administrative Agent, any Issuing Bank, the Lenders and the other Secured Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of:
(A)    the Borrower (such consent not to be unreasonably withheld), provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund, or, if an Event of Default has occurred and is continuing, to any Assignee; provided further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent with ten (10) Business Days after having received written notice thereof; and
(B)    the Administrative Agent and each Issuing Bank; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender.

(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (and shall be in increments of $1,000,000 in excess thereof) unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and the assignor shall have paid (or another Person shall have paid on its behalf) in full any amounts owing by it to the Administrative Agent and any Issuing Bank;
(D)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;
(E)    the assignee must not be a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), a Defaulting Lender or an Affiliate or a Subsidiary of the Borrower or any other Loan Party; and
(F)    each assignment of any Lender’s Commitment and/or New Money Loans (including any portion thereof) shall include an assignment in the same proportion of such Lender’s Refinanced Loans.
(iii)     Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).
(iv)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of (and stated interest on) the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank(s) and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and, at its election, forward a copy of such revised Annex I to the Borrower, each Issuing Bank and each Lender.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire and, as required by Section 5.03(g), applicable tax forms (or certifications (taking into account whether the Assignee shall already be a Lender hereunder and shall have provided the required tax forms and certifications)), the processing and recordation fee referred to in this Section 12.04(b) and any written consent to such assignment required by this Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).
(c)    Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (other than the Borrower, any Affiliate of the Borrower or any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person)) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) such Lender shall continue to give prompt attention to and process (including, if required, through discussions with Participants) requests for waivers or amendments hereunder. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Participant may have consent rights with respect to any amendment, modification or waiver described in clauses (i), (iii), (iv), (v), (vi) and (vii) of the proviso to Section 12.02(b) that affects such Participant and for which such Lender would have consent rights. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. The Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(g) (it being understood that the documentation required under Section 5.03(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 12.04; provided that such Participant (A) agrees to be subject to the provisions of Section 5.02 and Section 5.03 as if it were an assignee under paragraph (b) of this Section 12.04 and (B) shall not be entitled to receive any greater payment under Section 5.02 or Section 5.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from an adoption of or any change in any law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto. The Borrower, upon receipt of written notice from the relevant Lender, agrees to issues Notes to any Lender requiring Notes to facilitate transactions described in this Section 12.04(d) in accordance with Section 2.02(d) or as the Borrower may otherwise consent (such consent not to be unreasonably withheld or delayed).
(e)    Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the other Loan Parties to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.
Section 12.05    Survival; Revival; Reinstatement.
(a)    All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until Payment in Full. The provisions of Article III, Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.
(b)    To the extent that any payments on the Secured Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall, and shall cause each other Loan Party to, take any action requested by the Administrative Agent and the Lenders to effect such reinstatement.
Section 12.06    Counterparts; Integration; Effectiveness.
(a)    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 12.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any the Administrative Agent, the Arranger, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
(b)    This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE TERMS OF THIS AGREEMENT OR ANY LOAN DOCUMENT AND THE DIP ORDER, THE PROVISIONS OF THE DIP ORDER SHALL GOVERN.
(c)    Except as provided in Section 6.01 and Section 6.02, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by fax, facsimile or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 12.07    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 12.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any other Group Member against any of and all the obligations of the Borrower or any other Group Member owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured; provided that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.02(c) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, Issuing Bank(s) and the Lenders, and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, Issuing Bank(s) and their respective Affiliates under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank(s) or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 12.09    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF TRIAL BY JURY.
(a)    THIS AGREEMENT, THE NOTES AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE BANKRUPTCY COURT OR, IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY, AND CITY OF NEW YORK, BOROUGH OF MANHATTAN. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.
(c)    EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.
(d)    EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT (I) SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT

ITS ADDRESS SET FORTH IN SECTION 12.01 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO AND (II) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
Section 12.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 12.11    Confidentiality. Each of the Administrative Agent, each Issuing Bank and each Lender agrees to keep confidential all Information (as defined below); provided that nothing herein shall prevent the Administrative Agent, any Issuing Bank or any Lender from disclosing any such Information (a) to the Administrative Agent, any other Issuing Bank, any other Lender or any Affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section 12.11, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in compliance with the policies of the Administrative Agent, such Issuing Bank or such Lender), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Governmental Requirement, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed other than as a result of a breach of this Section 12.11, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, or (j) if agreed by the Borrower in its sole discretion, to any other Person. “Information” means all information received from the Borrower or any other Group Member relating to the Borrower or the other Group Members or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower or any Group Member and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 12.12    Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes and other Secured Obligations arising under the Loan Documents, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans or Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (b) in the event that the maturity of the Loans or Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.
Section 12.13    Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any Collateral securing the Secured Obligations shall also extend to and be available to the Secured Swap Providers in respect of the Secured Swap Agreements as set forth herein. Except as set forth in Section 12.02(b)(vi), no Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.
Section 12.14    No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and any Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including any other Loan Party of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, Issuing Bank or Lender for any reason whatsoever. There are no third party beneficiaries.
Section 12.15    EXCULPATION PROVISIONS. Each of the parties hereto hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Credit Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Credit Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Credit Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person, (g) none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Loan Parties and the Credit Parties. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
Section 12.16    USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and other Loan Parties, which information includes the name and address of the Borrower and other Loan Parties and other information that will allow such Lender to identify the Borrower and other Loan Parties in accordance with the Patriot Act.
Section 12.17    Flood Insurance Provisions. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Loan Document.
Section 12.18    Releases of Guarantors and Collateral.
(a)    Each of the Lenders, the Issuing Bank, and by accepting the benefits of the Collateral, each of the Secured Swap Providers and Secured Cash Management Banks, irrevocably authorize the Administrative Agent to take the following actions, and the Administrative Agent hereby agrees to take such actions at the request of the Borrower (at the Borrower’s sole cost and expense): (a) release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document (i) upon Payment in Full, (ii) that is Disposed of or to be sold Disposed of as part of or in connection with any Disposition permitted under the Loan Documents, (iii) [reserved] or (iv) if approved, authorized or ratified in writing in accordance with Section 12.02; (b) to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien permitted by Section 9.03(c); and (c) to release any Guarantor from its obligations under any Loan

Documents if such Person (i) ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents, (ii) [reserved] or (iii) if approved, authorized or ratified in writing in accordance with Section 12.02.
(b)    Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under this Agreement pursuant to Section 11.10 or this Section 12.18.
(c)    In connection with any release of any Guarantor or release or subordination of any Liens in any portion of the Collateral, in each case, in accordance with this Section 12.18, the Administrative Agent, at the request and sole expense of the Borrower, shall promptly execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable to evidence the release of the applicable Liens in such portion of the Collateral, to subordinate its interest in such portion of the Collateral or release any Guarantor from its obligations under this Agreement; provided that the Administrative Agent may request that the Borrower provide, and may conclusively rely on, without further inquiry, a certificate of a Responsible Officer of the Borrower stating that (x) such transaction is in compliance with this Agreement and the other Loan Documents and (y) no Guarantor or Collateral, as applicable, other than the Guarantor or Collateral, as applicable, required to be released is being released.
Section 12.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)     the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 12.20    [Reserved].
Section 12.21    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
ARTICLE XIII
GUARANTEE
Section 13.01    Guarantee of Payment. Each Guarantor unconditionally and irrevocably guarantees to the Administrative Agent for the benefit of the Secured Parties, the punctual payment of all Secured Obligations now or which may in the future be owing by any Loan Party (the “Guaranteed Liabilities”). This Guarantee is a guaranty of payment and not of collection only. The Administrative Agent shall not be required to exhaust any right or remedy or take any action against the Borrower or any other Person or any collateral. The Guaranteed Liabilities include interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Loan Documents. Each Guarantor agrees that, as between the Guarantor and the Administrative Agent, the Guaranteed Liabilities may be declared to be due and payable for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower or any other Guarantor and that in the event of a declaration or attempted declaration, the Guaranteed Liabilities shall immediately become due and payable by each Guarantor for the purposes of this Guarantee.
Section 13.01    Guarantee Absolute. Each Guarantor guarantees that the Guaranteed Liabilities shall be paid strictly in accordance with the terms of this Agreement. The liability of each Guarantor hereunder is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Loan Documents or the Guaranteed Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Loan Document or Guaranteed Liability, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-

perfection of any collateral, for all or any of the Loan Documents or Guaranteed Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Loan Document or Guaranteed Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Loan Document or Guaranteed Liability; and (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Loan Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or a Guarantor (other than the defense of payment or performance).
Section 13.02    Reinstatement. This Guarantee is a continuing guaranty of the payment of all Guaranteed Liabilities now or hereafter existing under this Agreement, and shall remain in full force and effect until Payment in Full.
Section 13.03    Subrogation. No Guarantor shall exercise any rights which it may acquire by way of subrogation, by any payment made under this Guarantee or otherwise, until Payment in Full. If any amount is paid to the Guarantor on account of subrogation rights under this Guarantee at any time prior to Payment in Full, the amount shall be held in trust for the benefit of the Secured Parties and shall be promptly paid to the Administrative Agent to be credited and applied to the Guaranteed Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms of this Agreement. Following Payment in Full, if any Guarantor makes payment to any Secured Party of all or any part of the Guaranteed Liabilities, the Administrative Agent and the Secured Parties shall, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Liabilities resulting from the payment.
Section 13.04    Subordination. Without limiting the rights of the Administrative Agent and the Secured Parties under any other agreement, any liabilities owed by the Borrower to any Guarantor in connection with any extension of credit or financial accommodation by any Guarantor to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Guaranteed Liabilities, and such liabilities of the Borrower to such Guarantor, if the Administrative Agent so requests after the occurrence and during the continuation of a Default or Event of Default, shall be collected, enforced and received by any Guarantor as trustee for the Administrative Agent and shall be paid over to the Administrative Agent on account of the Guaranteed Liabilities but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guarantee.
Section 13.05    Payments Generally. All payments by the Guarantors shall be made in the manner, at the place and in the currency (the “Payment Currency”) required by the Loan Documents; provided, however, that if the Payment Currency is other than Dollars any Guarantor may, at its option (or, if for any reason whatsoever any Guarantor is unable to effect payments in the foregoing manner, such Guarantor shall be obligated to) pay to the Administrative Agent at its principal office the equivalent amount in Dollars computed at the selling rate of the Administrative Agent or a selling rate chosen by the Administrative Agent, most recently in effect on or prior to the date the Guaranteed Liability becomes due, for cable transfers of the Payment Currency to the place where the Guaranteed Liability is payable. In any case in which any Guarantor makes or is obligated to make payment in Dollars, the Guarantor shall hold the Administrative Agent and the Secured Parties harmless from any loss incurred by the Administrative Agent and any Secured Party arising from any change in the value of Dollars in relation to the Payment Currency between the date the Guaranteed Liability becomes due and the date the Administrative Agent or such Secured Party is actually able, following the conversion of the Dollars paid by such Guarantor into the Payment Currency and remittance of such Payment Currency to the place where such Guaranteed Liability is payable, to apply such Payment Currency to such Guaranteed Liability.
Section 13.06    Setoff. Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Administrative Agent or any Secured Party may otherwise have, the Administrative Agent or such Secured Party shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of any Guarantor at any office of the Administrative Agent or such Secured Party, in Dollars or in any other currency, against any amount payable by such Guarantor under this Guarantee which is not paid when due (regardless of whether such balances are then due to such Guarantor), in which case it shall promptly notify such Guarantor thereof; provided that the failure of the Administrative Agent or such Secured Party to give such notice shall not affect the validity thereof.
Section 13.07    Formalities. Each Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guarantee or incurrence of any Guaranteed Liability and any other formality with respect to any of the Guaranteed Liabilities or this Guarantee.
Section 13.08    Limitations on Guarantee. The provisions of the Guarantee under this Article XIII are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guarantee would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guarantee, then, notwithstanding any other provision of this Guarantee to the contrary, the amount of such liability shall, without any further action by the Guarantors, the Administrative Agent or any Secured Party, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 13.09, with respect to the Maximum Liability of the Guarantors, is intended solely to preserve the rights of the Administrative Agent and the Secured Parties hereunder to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person shall have any right or claim under this Section 13.09 with respect to the Maximum Liability, except to the extent necessary so that none of the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law.
Section 13.09    Survival. The agreements and other provisions in this Article XIII shall survive, and remain in full force and effect regardless of, the resignation or removal of the Administrative Agent or the Administrative Agent or the replacement of any Lender.
Section 13.10    Keepwell. Each Qualified Keepwell Provider hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Agreement in respect of any Swap Agreements (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 13.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 13.11, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified Keepwell Provider under this Section 13.11 shall remain in full force and effect until Payment in Full. Each Qualified Keepwell Provider intends that this Section 13.11 constitute, and this Section 13.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	LILIS ENERGY, INC.

By: /s/ Joseph C. Daches
Name: Joseph C. Daches
Title: Chief Executive Officer, President and Chief Financial Officer
GUARANTORS:	BRUSHY RESOURCES, INC.
HURRICANE RESOURCES LLC
IMPETRO OPERATING LLC
LILIS OPERATING COMPANY, LLC
IMPETRO RESOURCES, LLC

Each By: /s/ Joseph C. Daches
Name: Joseph C. Daches
Title: Chief Executive Officer, President and Chief Financial Officer

Signature Page
DIP Credit Agreement

BMO HARRIS BANK N.A., as Administrative Agent, Issuing Bank and a Lender

By: /s/ Melissa Guzmann
Name: Melissa Guzmann
Title: Director

Signature Page
DIP Credit Agreement

Signature Page
DIP Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By: /s/ Michael P. Robinson
Name: Michael P. Robinson
Title: Vice President

Signature Page
DIP Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By: /s/ Didier Siffer
Name: Didier Siffer
Title: Authorized Signatory

By: /s/ Megan Kane
Name: Megan Kane
Title: Authorized Signatory

Signature Page
DIP Credit Agreement

ANNEX I
LIST OF REFINANCED LOAN AMOUNTS, INTERIM FACILITY COMMITMENT CAP AND COMMITMENTS

Refinanced Loan Amounts, Interim Facility Commitment Cap and Aggregate Commitments

Name of Lender	Applicable Percentage	Interim Refinanced Loan Amount	Interim Facility Commitment Cap	Refinanced Loan Amount	Commitment
BMO Harris Bank N.A.	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
Capital One, National Association	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
Credit Suisse AG, Cayman Islands Branch	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
TOTAL:	100.000000000%	$1,500,000.00	$5,000,000.00	$15,000,000.00	$15,000,000.00